UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________________________________________________

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934
_______________________________________________________________________________

Filed by the Registrant    ☒    Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12
_______________________________________________________________________________
Sunnova Energy International Inc.
(Exact name of registrant as specified in its charter)
_______________________________________________________________________________

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUNNOVA ENERGY INTERNATIONAL INC.
20 East Greenway Plaza, Suite 540
Houston, Texas 77046

April 7, 2022

Dear Stockholder:

You are cordially invited to join us for our 2022 Annual Meeting of Stockholders (the "Annual Meeting") to be held virtually on Wednesday, May 18, 2022 at 9:00 AM, Houston Time, at the principal executive office of Sunnova Energy International Inc., 20 East Greenway Plaza, Houston, Texas 77046.

Due to the public health impact of the novel coronavirus outbreak (COVID-19) and to support the health and well-being of our management and stockholders, NOTICE IS HEREBY GIVEN that the Annual Meeting of the Company will be held in a virtual meeting format only. The virtual meeting may be accessed at www.proxydocs.com/NOVA. There is no in-person meeting for you to attend. The Annual Meeting will be held on Wednesday, May 18, 2022 at 9:00 AM, Houston Time. You are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on March 21, 2022, the record date. To attend the Annual Meeting, you must register in advance, using your control number and other information, at www.proxydocs.com/NOVA prior to the deadline of May 17, 2022 at 5:00 PM Eastern Time. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you to access the Annual Meeting and vote online during the meeting. You will also be permitted to submit questions at the time of registration. You may ask questions that are confined to matters properly before the Annual Meeting and of general Company concern. The meeting will begin promptly at 9:00 AM, Houston Time. We encourage you to access the virtual meeting prior to the start time. Online access will open approximately at 8:45 AM, Houston Time, and you should allow ample time to log in to the meeting and test your computer audio system. We recommend that you carefully review the procedures needed to gain admission in advance. There will be technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please call the technical support number that will be posted on the virtual stockholder meeting login page. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting.

We are pleased to take advantage of the rules of the SEC that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe these rules allow us to provide you with information you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. We are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials, rather than a paper copy of the proxy statement, proxy and 2021 Annual Report to Stockholders. The notice contains instructions on how to access the proxy materials, vote and obtain, if you so desire, a paper copy of the proxy materials.

The proxy statement describes the items of business to be conducted at the meeting, which includes the election of three Class III members of our Board of Directors to serve three-year terms, the approval, in a non-binding advisory vote, of the compensation of our named executive officers, the approval of the Sunnova Energy International Inc. Employee Stock Purchase Plan, the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2022 fiscal year, and to transact such other business as may properly come before the meeting or any adjournments thereof. At the Annual Meeting, we will also report on industry matters of current interest to our stockholders and you will have an opportunity to ask questions following the completion of business.

It is important that your shares be represented. Regardless of whether you plan to attend the meeting virtually, please take a moment now to vote your proxy over the Internet, by telephone, or, if printed proxy materials are mailed to you, by completing and signing the form of proxy and promptly returning it in the envelope provided. The Notice of Annual Meeting of Stockholders on the following page includes instructions on how to vote your shares.

The officers and directors of Sunnova Energy International Inc. appreciate and encourage stockholder participation. We look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ William J. Berger

William J. Berger
President and Chief Executive Officer

2

SUNNOVA ENERGY INTERNATIONAL INC.
20 East Greenway Plaza, Suite 540
Houston, Texas 77046

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

DATE……………………...	Wednesday, May 18, 2022
TIME………………………	9:00 AM, Houston Time
PLACE …………………...
Annual Meeting will be held live via the Internet - please visit www.proxydocs.com/NOVA for more details.
You must pre-register to attend the meeting online and/or participate at the web address indicated.

ITEMS OF BUSINESS ...
1. To elect the three Class III members of our Board of Directors specified in the accompanying proxy statement to serve three-year terms.
2. To approve, in a non-binding advisory vote, the compensation of our named executive officers.
3. To approve the Sunnova Energy International Inc. Employee Stock Purchase Plan
4. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2022.
5. To transact such other business as may properly come before the meeting or any adjournments thereof.

RECORD DATE ………..	You may vote, at the virtual Annual Meeting or by proxy, at the Annual Meeting if you were a holder of record of our common stock at the close of business on March 21, 2022.
VOTING BY PROXY …..
In order to avoid additional soliciting expense to us, please vote your proxy as soon as possible, even if you plan to attend the virtual meeting. Stockholders of record can vote by one of the following methods:
1. Call 1-866-390-5419 to vote by telephone;
2. Go to www.proxypush.com/NOVA to vote over the Internet; or
3. If you received a paper copy of your proxy materials, please MARK, SIGN, DATE AND RETURN your proxy card in the enclosed postage-paid envelope. If you are voting by telephone or the Internet, please do not mail your proxy card.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON MAY 18, 2022.
A COPY OF THE PROXY STATEMENT, A FORM OF PROXY, AND THE SUNNOVA ENERGY INTERNATIONAL INC. 2021 ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT WWW.PROXYDOCS.COM/NOVA

By Order of the Board of Directors

/s/ Walter A. Baker

Walter A. Baker
Secretary
April 7, 2022

2022 ANNUAL MEETING OF STOCKHOLDERS
SUNNOVA ENERGY INTERNATIONAL INC.
_______________

PROXY STATEMENT
______________

This proxy statement relates to the solicitation of proxies by the Board of Directors of Sunnova Energy International Inc. for use at the 2022 Annual Meeting of Stockholders to be held virtually on Wednesday, May 18, 2022 at 9:00 AM, Houston Time, at 20 East Greenway Plaza, Houston, Texas 77046 and at any and all adjournments or postponements thereof. This proxy statement contains information about the items being voted on at the Annual Meeting. Please read it carefully.

For the continued support of the health and well-being of our management and stockholders, NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of the Company will be in a virtual meeting format only. The virtual meeting may be accessed at www.proxydocs.com/NOVA. There is no in-person meeting for you to attend. The Annual Meeting will be held on Wednesday, May 18, 2022 at 9:00 AM, Houston Time. You are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on March 21, 2022, the record date. This proxy statement contains important information regarding the matters to be acted upon at the Annual Meeting. Please read it carefully. To attend the Annual Meeting, you must register in advance, using your control number and other information, at www.proxydocs.com/NOVA prior to the deadline of May 17, 2022 at 5:00 PM Eastern Time. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you to access the Annual Meeting and vote online during the meeting. You will also be permitted to submit questions at the time of registration. You may ask questions that are confined to matters properly before the Annual Meeting and of general Company concern. The meeting will begin promptly at 9:00 AM, Houston Time. We encourage you to access the virtual meeting prior to the start time. Online access will open approximately at 8:45 AM, Houston Time, and you should allow ample time to log in to the meeting and test your computer audio system. We recommend that you carefully review the procedures needed to gain admission in advance. There will be technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please call the technical support number that will be posted on the virtual stockholder meeting login page. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting.

This proxy statement, a form of proxy and voting instructions are expected to be mailed on or about April 7, 2022. Our 2021 Annual Report to Stockholders, including consolidated financial statements for the fiscal year ended December 31, 2021, is expected to be mailed at the same time. The Annual Report is not to be considered as a part of the proxy solicitation material or as having been incorporated by reference into this proxy statement.

Our principal executive office is located at 20 East Greenway Plaza, Suite 540, Houston, Texas 77046, our telephone number is (281) 892-1588 and our website address is www.sunnova.com. Information contained on our website, including information referred to in this proxy statement, is not to be considered as part of the proxy solicitation material and is not incorporated by reference into this proxy statement.

QUESTIONS ABOUT THE VIRTUAL ANNUAL MEETING

Where and when will the Annual Meeting be held?

The Annual Meeting will be held on May 18, 2022 by means of a live webcast at www.proxydocs.com/NOVA and will begin promptly at 9:00 AM, Houston Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 AM, Houston Time, and you should allow ample time for the check-in procedures. We encourage you to visit www.proxydocs.com/NOVA in advance of the meeting to familiarize yourself with the online access process and update your devices as appropriate. The virtual Annual Meeting platform is fully supported across browsers and devices that are equipped with the most updated version of applicable software and plugins. You should verify your Internet connection prior to the meeting. Additionally, you should allow sufficient time after logging in to ensure that you can hear streaming audio prior to the start of the Annual Meeting.

Do I need a ticket to attend the Annual Meeting?

You may participate in the Annual Meeting by logging onto www.proxydocs.com/NOVA beginning at 8:45 AM, Houston Time and entering the control number included on your proxy card or Notice of Internet Availability of Proxy Materials that accompanied your proxy materials.

What if I encounter technical difficulties during the Annual Meeting?

If you encounter difficulty with the Annual Meeting virtual platform during the sign-in process or at any time during the Annual Meeting, you may utilize technical support provided by the Company through Mediant. Technical support information is provided on the sign-in page for all stockholders. If you have difficulties accessing the virtual Annual Meeting during check-in or during the Annual Meeting, please call the technical support number listed on the Annual Meeting sign-in page. Mediant will have technicians ready to assist you with any technical difficulties you may have.

Will I be able to ask questions during the Annual Meeting?

Stockholders will have substantially the same opportunities to participate in our virtual Annual Meeting as they would have at an in-person meeting. Stockholders will be able to submit questions via the online platform before and during the Annual Meeting. You may submit questions by signing into the virtual meeting platform at www.proxydocs.com/NOVA, typing a question into the “Ask a Question” field, and clicking submit. You may submit questions beginning on April 8, 2022 by logging onto www.proxydocs.com with your control number. Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Questions regarding personal matters or matters not relevant to the Annual Meeting will not be answered. If we receive substantially similar questions, we will group them together. If there are questions pertinent to meeting matters that cannot be answered during the meeting due to time constraints, we will post answers to a representative set of such questions at https://investors.sunnova.com. The questions and answers will be available as soon as practicable after the meeting and will remain available until we file our 2023 Proxy Statement.

QUESTIONS ABOUT VOTING

Who is entitled to vote?

Only holders of record of our common stock, par value $0.0001 per share, on March 21, 2022 are entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof. As of the record date, there were 113,831,580 shares of common stock outstanding and entitled to vote at the meeting. Each share of common stock is entitled to one vote on all matters. No other class of securities will be entitled to vote at the meeting.

A complete list of stockholders entitled to vote at the meeting will be open to the examination of any stockholder for any purpose germane to the Annual Meeting for a period of 10 days prior to the meeting at the Company’s principal executive offices set forth above during usual business hours. Such list shall also be open to the examination of any stockholder present at the meeting.

Who is soliciting my proxy to vote my shares?

Our Board is soliciting your proxy, or your authorization for our representatives to vote your shares. Your proxy will be effective for the Annual Meeting and at any adjournments or postponements thereof.

What are our Board's voting recommendations regarding the election of directors and proposals?

Our Board recommends that you vote as follows:

	Proposal to be Voted Upon	Recommendation
Proposal No. 1	Election of three Class III nominees to the Board of Directors	“FOR” Each Nominee
Proposal No. 2	Approval, in a non-binding advisory vote, of the compensation of our named executive officers	“FOR”
Proposal No. 3	Approval of the Sunnova Energy International Inc. Employee Stock Purchase Plan	“FOR”
Proposal No. 4	Ratification of the Company’s independent registered public accounting firm	“FOR”

What constitutes a quorum?

For business to be conducted at the meeting, a quorum constituting a majority of the shares of common stock issued and outstanding and entitled to vote must be in attendance or represented by proxy. Abstentions and broker non-votes (defined below) will be considered as present for quorum purposes.

How do I vote?

Stockholders entitled to vote at the Annual Meeting may vote at the virtual meeting or by proxy. If you would like to vote at the virtual meeting, please follow the instructions that will be available on the online meeting platform during the meeting. Proxies may be submitted over the Internet, by telephone or by mail.

•Call 1-866-390-5419 to vote by telephone;
•Go to www.proxypush.com/NOVA to vote over the Internet; or

•If you received a paper copy of your proxy materials, please MARK, SIGN, DATE AND RETURN your proxy card in the postage-paid envelope. If you are voting by telephone or the Internet, have the control number from your proxy card ready, and please do not mail your proxy card.

Proxies submitted over the Internet or by telephone must be received by 11:59 PM Eastern Time, on Tuesday, May 17, 2022. Submitting a proxy authorizes the persons appointed as proxies to vote your shares at the Annual Meeting in the manner that you have indicated. The persons named in the form of proxy (Robert L. Lane and Walter A. Baker) have advised that they will vote all shares represented by proxy unless authority to so vote is withheld by the stockholder granting the proxy. If your proxy does not indicate your vote, the persons named in the proxy will vote your shares “FOR” our Board’s director nominees, "FOR" approval, in a non-binding advisory vote, of the compensation of our named executive officers, “FOR” approval of the Sunnova Energy International Inc. Employee Stock Purchase Plan, and “FOR” ratification of the appointment of our independent registered public accounting firm. If any other matters properly come before the meeting, your shares will be voted in accordance with the discretion of the persons named in the proxy.

Can I change my vote?

A proxy may be revoked by a stockholder at any time before it is voted by giving notice of the revocation in writing to the Company’s Secretary at 20 East Greenway Plaza, Suite 540, Houston, Texas 77046, by attending the virtual annual meeting and following the voting instructions provided on the meeting website or by submitting another valid proxy by mail, telephone or over the Internet that is later dated and, if mailed, is properly signed.

What are the requirements to elect the directors and approve each of the proposals?

Pursuant to our bylaws, directors are elected by a plurality of votes cast at a meeting at which a quorum is present. The approval, in a non-binding advisory vote, of the compensation of our named executive officers, approval of the Sunnova Energy International Inc. Employee Stock Purchase Plan, and the ratification of the appointment of our independent registered public accounting firm each require the affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy who are entitled to vote, and who voted for or against the proposal, at a meeting at which a quorum is present. Abstentions and broker non-votes will have no effect on the outcome of these proposals.

If my shares are held in a “street name” by my broker, will my broker vote my shares for me?

Brokers holding shares must vote according to specific instructions they receive from the beneficial owners of those shares. If brokers do not receive specific instructions, brokers may in some cases vote the shares in their discretion. Under New York Stock Exchange (“NYSE”) rules, the approval of the proposal to ratify the appointment of our independent registered public accounting firm is considered a “discretionary” item. This means that brokerage firms may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions at least 10 days before the date of the meeting. In contrast, the election of directors; the approval, in a non-binding advisory vote, of the compensation of our named executive officers; and the approval of the Sunnova Energy International Inc. Employee Stock Purchase Plan are “non-discretionary” items. This means brokerage firms that have not received voting instructions from their clients on these proposals may not vote on them. These so-called “broker non-votes” will be considered to be present at the meeting for purposes of determining a quorum.

What happens if I am a registered holder?

If your shares are registered directly in your name, you are the holder of record of such shares. As the holder of record, you have the right to give your voting instructions by mail, telephone or over the Internet, or to vote your shares at the virtual meeting.

What happens if I abstain or withhold my vote on any proposal?

Abstentions are counted as present in determining whether the quorum requirement is satisfied. With respect to the director elections, the non-binding advisory vote on the compensation of our named executive officers, the approval of the Sunnova Energy International Inc. Employee Stock Purchase Plan, and the ratification of the appointment of our independent registered public accounting firm, abstentions will have no effect on the outcome.

Does Sunnova offer electronic delivery of proxy materials?

Yes. We are making this proxy statement, the form of proxy, and our 2021 Annual Report available to stockholders electronically via the Internet on www.proxydocs.com/NOVA. On or about April 7, 2022, we began mailing to our stockholders proxy materials and a Notice of Annual Meeting of Stockholders containing instructions on how to access this proxy statement and our Annual Report and how to vote by telephone or online. The notice is not a form for voting.

What is “householding”?

Securities and Exchange Commission (“SEC”) rules allow us to deliver a single copy of our Annual Report and proxy statement to any household not participating in electronic proxy material delivery at which two or more stockholders reside, if we believe the stockholders are members of the same family. This rule benefits both you and the Company. We believe it eliminates duplicate mailings to stockholders living at the same address and reduces our printing and mailing costs. This rule applies to any Annual Report or proxy statement. Each stockholder will continue to receive a separate proxy card or voting instruction card.

Your household may have received a single set of proxy materials this year. If you prefer to receive your own copy, or if you have received multiple copies and prefer a single set, please make your request by calling 1-866-648-8133, using the website www.investorelections.com/NOVA, via email at paper@investorelections.com, or in writing by regular mail to Sunnova Energy International Inc., c/o Computershare, P.O. Box 505000, Louisville, Kentucky 40233-5000 or by overnight delivery to 462 South 4th Street, Suite 1600 Louisville, Kentucky 40202. We will promptly send separate proxy materials to a stockholder at a shared address on request.

If a broker or other nominee holds your shares, you may continue to receive some duplicate mailings. Certain brokers will eliminate duplicate account mailings by allowing stockholders to consent to such elimination or through implied consent if a stockholder does not request continuation of duplicate mailings. Since not all brokers and nominees may offer stockholders the opportunity this year to eliminate duplicate mailings, you may need to contact your broker or nominee directly to discontinue duplicate mailings to your household.

What if I plan to attend the Annual Meeting?

Attendance at the Annual Meeting will be virtual only. The Annual Meeting will be held live via the Internet. Please visit www.proxydocs.com/NOVA for more details.

How are proxies being solicited?

We are soliciting the proxies and will bear the entire cost of this solicitation. It is expected that the solicitation will be primarily by mail and telephone. Proxies may also be solicited personally by our directors, officers and other employees in the ordinary course of business. No additional compensation for soliciting proxies will be paid to our directors, officers or other regular employees for their proxy solicitation efforts. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses in sending these materials to you.

What do I do if I receive more than one notice or proxy card?

If you hold your shares in more than one account, you will receive a notice or proxy card for each account. To ensure that all of your shares are voted, please sign, date and return all proxy cards or use each proxy card or notice to vote by telephone or Internet. Please be sure to vote all of your shares.

Will there be any other business conducted at the Annual Meeting?

Our Board is not aware of any other matters that are to be presented for action at the meeting. However, if any other matters properly come before the meeting, your shares will be voted in accordance with the discretion of the appointed proxies, if any.

Who is the Transfer Agent?

Our Transfer Agent is Computershare. All communications concerning stockholders of record accounts, including address changes, name changes, common stock transfer requirements and similar issues can be handled by contacting Computershare by phone at 1-800-736-3001, via email at www.us.computershare.com/investor in writing by regular mail at Computershare P.O. Box 505000, Louisville, Kentucky 40233-5000 or by overnight delivery to 462 South 4th Street, Suite 1600 Louisville, Kentucky 40202.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Board of Directors

At our Annual Meeting, three Class III directors are to be elected for terms of three years each. The nominees have agreed to be named in this proxy statement and have indicated a readiness to continue to serve if elected. The Nominating, Corporate Governance, and Sustainability Committee of our Board has determined that each of the nominees qualifies for election under its criteria for the evaluation of directors and has recommended that each of the candidates be nominated for election. If any nominee becomes unable to serve before the Annual Meeting, shares represented by proxy may be voted for a substitute designated by our Board, unless a contrary instruction is indicated on the proxy. Our Board has no reason to believe that any of the nominees will become unavailable. As detailed under “Corporate Governance - General” below, our Board has affirmatively determined that each of the Class III director nominees and current directors not standing for re-election, other than Mr. Berger qualifies as “independent” as that term is defined under the rules of the NYSE and the SEC. The following discussion provides certain information regarding the business experience and other directorships of our Board as of March 15, 2022.

Class III Director Nominees

Anne Slaughter Andrew (Independent)

Age	Committees	Board Member Since
66	Nominating, Corporate Governance, and Sustainability Committee (Chair)	October 2019

Principal Occupations	Education, Other Leadership, and Service

Principal (August 2018 - Present) WindRun Alliances LLC, a consulting company.
Georgetown University, B.A.
Indiana University, J.D., cum laude

U.S. Ambassador to Costa Rica
(2010-2013)

Natural Resources Defense Counsel
Trustee

Telluride Foundation
Board Member

Hirshorn Art Museum/Smithsonian Institute
Board Member

Directorships - Public Companies	Directorships - Private Companies

None
Sustainable Capital Solutions, Inc.
Board Member (February 2021 - Present)

Ad Astra Rocket Company
Director, Chair of Audit Committee (October 2013 - Present)

Metalub Soluciones Verdes MSV S.A.
Director (August 2019 - Present)

Akbar Mohamed (Independent)

Age	Committees	Board Member Since
47	Audit Committee	December 2020

Principal Occupations	Education, Other Leadership, and Service

President (January 2010 - Present) Prime Communications LP, the largest authorized AT&T dealer in the U.S.	University of Illinois at Urbana-Champaign, B.S. (Accounting and Finance), summa cum laude Certified Public Accountant Awty International School Board of Trustees, Chairman

Directorships - Public Companies	Directorships - Private Companies

None	None

Mary Yang (Independent)

Age	Committees	Board Member Since
53	Audit Committee	October 2021

Principal Occupations	Education, Other Leadership, and Service

Independent Director
(October 2021 - Present)
Sunnova Energy International Inc.

Senior Vice President and Chief Strategy Officer (April 2020 - March 2022)
Ciena Corporation, a networking systems, services and software company.

Vice President of Corporate Development/Business Development (February 2016 - April 2020)
NIO Inc., a leader in the design and development of smart, high-performance electric vehicles.
Stanford University, B.A. (Quantitative Economics), M.S. (Management Science and Engineering), M.B.A., J.D.

Directorships - Public Companies	Directorships - Private Companies

None	None

Directors Not Standing for Re-Election

William J. (John) Berger (Non-Independent)

Age	Committees	Board Member Since
48	None	April 2019

Principal Occupations	Education, Other Leadership, and Service

Chief Executive Officer, President and Chairman of the Board (2012 - Present) Sunnova Energy International Inc.	Texas A&M University, B.S. (Civil Engineering), cum laude Harvard Business School, M.B.A. Boy Scouts of America Sam Houston Area Council Director (February 2022- Present)

Directorships - Public Companies	Directorships - Private Companies

None	None

Nora Mead Brownell (Independent)

Age	Committees	Board Member Since
74	Compensation and Human Capital Committee (Chair)	October 2020

Principal Occupations	Education, Other Leadership, and Service

Co-Founder & Principal (2009 - Present)
Espy Energy Solutions LLC, an energy consulting group that provides strategic planning, marketing, business planning, and other consulting services to energy utilities, equipment manufacturers, service providers and financial institutions evaluating energy investments.
Syracuse University Federal Energy Regulatory Commission Commissioner (May 2001 - June 2006) Pennsylvania Public Utility Commission Member (1997-2001)

Directorships - Public Companies	Directorships - Private Companies

PG&E Corporation
Chair of Board of Directors (April 2019 - June 2020)

National Grid PLC
Remunerations, Nominations, Safety and Environment and Health committees (June 2012 - April 2019)

Spectra Energy Partners, LP
Audit and Conflict committees (May 2007 - November 2018)

Clean Energy Ventures Group
Venture Partner (May 2021 - Present)

Copper Labs
Board Member (March 2022 - Present)

Fidelis New Energy, LLC
Advisory Board Member (January 2020 - Present)

Hennessey Capital LLC
Audit Committee (December 2020 - Present)

LineVision, Inc.
Advisory Board Member (September 2020 - Present)

Mead Family Investments
(1996 - Present)

Morgan Stanley Infrastructure Advisory Board
(June 2014 - Present)

Tangent Energy Solutions
Board Member (October 2000 - February 2019)

Rahman D'Argenio (Independent)

Age	Committees	Board Member Since
43	Compensation and Human Capital Committee Nominating, Corporate Governance, and Sustainability Committee	June 2019

Principal Occupations	Education, Other Leadership, and Service

Partner & Investment Committee (2010 - Present) Energy Capital Partners, a private equity and credit investment firm.	University of Pennsylvania, B.A. (Mathematics and Economics)

Directorships - Public Companies	Directorships - Private Companies

Custom Truck One Source, Inc.
(f/k/a NESCO Holdings, Inc.)
Director, Compensation Committee Member (April 2021 - Present)

NESCO Holdings, Inc.
Director, Compensation Committee Member (July 2019 - April 2021)

Pivot Energy Holdings GP, LLC
Board Member (Apr 2021 – Present)

Reflectance Energy GP, LLC
Manager (Dec 2019 - Present)

Triton Power Holdings Ltd
Director (Sept 2017 - Present)

Transit Energy Group Holdings, LLC
Board Member (Feb 2020 – Present)

Avolta Renewables Holdings, LLC
Director (Feb 2022 – Present)

Nacelle Logistics, LLC
Director (Feb 2022 – Present)

Mark Longstreth (Independent)

Age	Committees	Board Member Since
39	Audit Committee Compensation and Human Capital Committee	June 2019

Principal Occupations	Education, Other Leadership, and Service

Partner (October 2018 - Present) Newlight Partners LP, an investment firm. Managing Director (July 2007 - October 2018) Soros Fund Management LLC, an investment firm.	Georgetown University, B.S. (Foreign Service in International Economics)

Directorships - Public Companies	Directorships - Private Companies

None
BayoTech Holdings, LLC
Director (December 2020 - Present)

Bioenergy Development Group Holdco, LLC
Director (July 2019 - Present)

Leyline Renewable Capital, LLC
Director (August 2019 - Present)

Rove Charging, LLC
Director (March 2021 - Present)

VPI Holding Limited
Director (November 2017 - Present)

Michael C. Morgan (Independent)

Age	Committees	Board Member Since
53	Audit Committee Compensation and Human Capital Committee	June 2019

Principal Occupations	Education, Other Leadership, and Service

Chairman & Chief Executive Officer (2008 - Present)
Triangle Peak Partners, LP, a registered investment adviser and fund manager.

President (2004 - Present)
Portcullis Partners, L.P., a private investment partnership.
Stanford University, B.A. (Economics), M.A. (Sociology) Harvard Business School, M.B.A. The Stanford Fund National Chair Stanford University - Precourt Institute for Energy Co-Chair, Advisory Council

Directorships - Public Companies	Directorships - Private Companies

Kinder Morgan, Inc.
Director (2007 - Present)
Lead Director (2011 - Present)

Stem, Inc.
(formerly Star Peak Energy Transition Corp.)
Director, Chairman & Compensation Committee Chair (2021 - Present)

Star Peak Energy Transition Corp.
Chairman and Director (2020-2021)

Star Peak Corp II
Chairman and Director (2021)
Star Peak Energy Transition Corp. (formerly Star Peak Energy Acquisition Corp.) Chairman and Director (2018 - 2020) Star Peak Corp II Chairman and Director (2020 - 2021)

C. Park Shaper (Independent)

Age	Committees	Board Member Since
53	Audit Committee (Chair, Financial Expert) Nominating, Corporate Governance, and Sustainability Committee	June 2019

Principal Occupations	Education, Other Leadership, and Service

CEO (2013 - Present) SEIS Holdings, LLC, a private investment holding company.
Stanford University, B.A. (Quantitative Economics), B.S. (Industrial Engineering)
Northwestern University, M.B.A.

Baker Institute at Rice University
Board of Advisors

Texas Children's Hospital
Board of Directors

Directorships - Public Companies	Directorships - Private Companies

Kinder Morgan, Inc.
Director (May 2008 - Present)

Star Peak Energy Transition Corp
Director, Audit, Nominating & Governance, and Compensation committees (Chair), (January 2021 - September 2021)

Star Peak Corp II
Director, Audit, Nominating & Governance, and Compensation committees (Chair), (August 2020 - April 2021)

Weingarten Realty Investors
Director, Audit committee, Compensation committee (Chair) (May 2007 - August 2021)
None

Vote Required

A plurality of the votes cast by holders of shares of Company common stock is required to elect the directors.

Recommendation of our Board

Our Board recommends a vote “FOR” election as directors of the persons nominated herein.

Specific Experience, Qualifications and Skills of the Members of Our Board of Directors

Our Board is comprised of highly qualified individuals with unique and special skills that assist in effective management of the Company for the benefit of our stockholders. Each of our directors possesses certain experience, qualifications, attributes and skills, as further described below, that led to our conclusion that he or she should serve as a member of our Board. In addition to the foregoing biographical information with respect to each of our directors, the following table evidences additional experience and qualifications of our individual directors:

BOARD SKILLS MATRIX

Experience, Expertise and Attributes	D’Argenio	Andrew	Berger	Brownell	Longstreth	Mohamed	Morgan	Shaper	Yang
Technology and Innovation
Because Sunnova is a tech-based solar energy company, we look for directors with a background in developing technology businesses, anticipating technological trends, and driving innovation and product development.
			•	•			•		•
Business Development and Strategy
This experience is relevant in helping Sunnova to grow its business, expand its value proposition and assess whether potential targets and partners are a good strategic and culture fit.
	•	•	•	•	•		•	•	•
Consumer / Sales / Marketing / Brand Management
Experience in developing strategies to grow sales and market share, build brand awareness and overall preference among customers, and enhance Sunnova’s reputation is relevant to the growth of our business
	•			•		•
Dealer Experience
Experience in developing and managing innovative programs and strategies that expand, engage, motivate, develop and retain Sunnova’s dealer network is a core element to Sunnova’s continued growth
			•			•			•
Cybersecurity / Information Security
This experience is vital to protecting Sunnova’s technology infrastructure and customer platform, maintaining the trust of our customers and keeping customer information secure.
				•			•		•
Corporate Finance
This experience is important in overseeing the management of funding sources, capital structuring, investment decisions and maximizing stockholder value through long-term and short-term financial planning.
	•		•	•	•		•	•	•
Senior Leadership
Significant senior leadership and/or CEO experience, with a practical understanding of organizations, processes, strategic planning and risk management to assess, develop and implement our business strategy and operating plan.
	•	•	•	•		•	•	•	•
Global Business An understanding of diverse business environments, economic conditions, cultures and regulatory frameworks is relevant to Sunnova’s intention to grow as a global business.	•	•	•	•	•		•	•	•
Legal / Regulatory / Governmental
Knowledge and experience with legal and regulatory issues, compliance obligations and governmental policies is relevant because we operate in a rapidly evolving legal and regulatory environment.
	•	•	•	•			•	•	•

Experience, Expertise and Attributes	D’Argenio	Andrew	Berger	Brownell	Longstreth	Mohamed	Morgan	Shaper	Yang
Corporate Governance
Strong and effective corporate governance sets the tone at the top and helps to cultivate a company culture of integrity, leading to positive performance and a sustainable business overall. In addition, it increases the accountability of all individuals and teams within Sunnova.
	•	•	•	•	•		•	•	•
Sustainability Sustainability is a core element of Sunnova’s business strategy. Experience in monitoring environmental impact and ways to improve it will enhance Sunnova’s ESG efforts.	•	•		•	•		•	•	•
Finance / Accounting This experience is relevant to the oversight of Sunnova’s capital structure, financing and investing activities, as well as our financial reporting and internal controls.	•		•		•	•	•	•	•
Human Capital Management
This experience is vital to ensuring that Sunnova attracts, inspires, develops and retains qualified personnel, and fosters a corporate culture that encourages and promotes accountability, performance and diversity, inclusion, equity and belonging.
	•	•	•	•				•	•
Energy/Utility Experience
This experience is pertinent to understanding trends in the energy industry as whole, the interplay between solar and utilities, and the benefits and impediments to energy transformation.
	•	•	•	•	•		•	•
Other Public Company Board Service
Service on a public company board provides insights about ensuring strong board and management accountability, protecting stockholder interests and observing appropriate governance practices.
	•			•			•	•
Other
Demographic Background
Sexual Orientation (voluntary) LGBTQ+	No	No	No	No	Yes	No	No	No	No
Gender
Male	•		•		•	•	•	•
Female		•		•					•
Non-Binary
Race/Ethnicity
African American/Black
Asian, Hispanic, or Pacific Islander						•			•

Experience, Expertise and Attributes	D’Argenio	Andrew	Berger	Brownell	Longstreth	Mohamed	Morgan	Shaper	Yang
White/Caucasian	•	•	•	•	•		•	•
Hispanic/Latino
Native American
Other

Overboarding

None of our directors serve on more than three public company boards.

Corporate Governance

General

Our Board has established corporate governance practices to assist in the exercise of its responsibilities under applicable law and the listing standards of the NYSE and to govern the employees of the Company. These governance practices are contained in our Corporate Governance Guidelines, committee charters and Code of Conduct. We have instituted mandatory sign-off and training for employees on our Code of Business Conduct and Ethics and other relevant compliance topics, including our Anti-Bribery Compliance Program, our Gifts and Entertainment Policy, and our Discrimination and Harassment Policy.

Our Corporate Governance Guidelines provide that, during any period in which the offices of Chairman and Chief Executive Officer are combined, the Board of Directors shall appoint a lead independent director (the “Lead Director”). The Lead Director is chosen on an annual basis by our Board at the recommendation of the Nominating, Corporate Governance and Sustainability Committee. Currently, the Lead Director is Mr. D’Argenio. Our Corporate Governance Guidelines also provide that non-management directors will meet in executive session at least once a year and that the Lead Director will preside at these meetings. The Lead Director is also responsible for calling meetings of the non-management directors and preparing an agenda for the meetings of the non-management directors in executive session. In practice, the non-management directors of our Board meet regularly in executive session immediately following each regularly scheduled Board meeting without management participation.

The Nominating, Corporate Governance and Sustainability Committee of our Board evaluates the Company’s and our Board's governance practices and formally reviews all committee charters and our Corporate Governance Guidelines along with recommendations from the various committees of our Board at least annually. The Nominating, Corporate Governance and Sustainability Committee of our Board also receives updates as necessary regarding new developments in the corporate governance arena. In addition, our committee charters require, among other things, that the committees and our Board annually evaluate their own performance. Our current Corporate Governance Guidelines, committee charters, and Code of Conduct may be found on our website at www.sunnova.com under "Investors - Governance." Information contained on our website, including information referred to in this proxy statement, is not to be considered as part of this proxy statement and is not incorporated into this proxy statement. We will continue to monitor our governance practices in order to maintain our high standards.

Board of Directors Leadership

Our Board has chosen to combine the positions of Chief Executive Officer and Chairman of the Board of Directors, and currently, Mr. Berger serves as Chairman of the Board of Directors. As founder of the Company, Mr. Berger has specialized knowledge regarding the strategic challenges and opportunities facing the Company as well as knowledge valuable to executing the position of Chairman of the Board of Directors, including insight into the regulation of and risks inherent to the business. Mr. D’Argenio, as Lead Director, acts as the principal liaison between the independent directors and Mr. Berger.

Code of Ethics

Included with our Corporate Governance Guidelines detailed on our website, www.sunnova.com, and available in print to any stockholder who requests a copy, are our Code of Conduct and our Code of Ethics for the Chief Executive Officer and Senior Financial Officers. We intend to satisfy the disclosure requirement regarding any changes in these codes of ethics we have adopted and/or any waiver therefrom by posting such information on our website or by filing a Form 8-K for such events.

Certain Relationships and Related Transactions

Our Board has adopted a written policy whereby all transactions with related parties must be made in compliance with our Board's policy on related party transactions. Such transactions must be recommended by management and must be on terms no less favorable to us than could be obtained from unrelated third parties. To identify related party transactions, each year we distribute and require our directors and officers to complete a questionnaire identifying transactions with the Company in which the director or officer or their immediate family members have an interest. In addition, our Code of Conduct requires directors and officers to report any actual or potential conflicts of interests. Our Nominating, Corporate Governance and Sustainability Committee is responsible for reviewing and approving all related party transactions.

Our Board determined that a relationship does not interfere with a director exercising independent judgment in carrying out such director’s responsibilities if it:

is a type of relationship addressed in:
•Item 404 of Regulation S-K, as amended, of the Securities and Exchange Commission, or
•Section 303A.02, as amended, of the NYSE Listed Company Manual (the “NYSE Rules”), but under those rules neither requires disclosure nor precludes a determination of independence; or
•consists of charitable contributions by the Company to an organization where a director is an executive officer and does not exceed the greater of $1 million or 2% of the organization’s gross revenue in any of the last three years.

Our Board reviewed the relevant provisions of the NYSE Rules with regard to the independence of directors and after full discussion determined that the following directors had no material relationship with the Company that may interfere with the exercise of independence from management and the Company and therefore are independent directors of the Company: Rahman D’Argenio, Anne Slaughter Andrew, Nora Mead Brownell, Doug Kimmelman, Mark Longstreth, Akbar Mohamed, Michael C. Morgan, C. Park Shaper, and Mary Yang.

Risk Management

Our Board has oversight responsibility of the processes established to report and monitor material risks applicable to us. Our Audit Committee assists our Board in oversight of the integrity of the Company’s financial statements, our compliance with legal and regulatory requirements, the review of our internal auditors and independent registered public accounting firm, and cybersecurity oversight. Certain risks associated with the performance of our executive management fall within the authority of our

Nominating, Corporate Governance and Sustainability Committee, which is responsible for evaluating potential conflicts of interest and independence of directors and Board of Directors candidates, monitoring and developing corporate governance principles and overseeing the process by which our Board, our Chief Executive Officer and our executive management are evaluated. Risks associated with retaining executive management, including succession planning, fall within the scope of the authority of our Compensation and Human Capital Committee, which assists our Board in reviewing and administering compensation, benefits, incentive and equity−based compensation plans. To assist in satisfying these responsibilities, the Compensation and Human Capital Committee has retained its own independent compensation consultant and meets regularly with management to understand the financial, human resources and stockholder implications of compensation decisions being made. Responsibility for risk oversight that does not fall within the scope of authority of the three standing committees of our Board rests with our entire Board. Our Board also has the responsibility for monitoring and assessing any potential material risks identified by its committees, or otherwise ensuring management is monitoring and assessing, and, to the extent appropriate, mitigating such risks. Risks falling within this area include, but are not limited to, general business and industry risks, operating risks, financial risks and compliance risks.

Our Board has delegated to management the responsibility to manage risk and bring to the attention of our Board the most material risks to our Company. We do not assign the responsibility for all risk management to a single risk management officer within our executive management. Rather, we rely on executive management to administer an enterprise risk management program (the “ERM program") that is designed to ensure that all significant risks to the Company, on a consolidated basis, are being managed and monitored appropriately. Our Internal Audit Department oversees an annual enterprise risk assessment (the “ERA”). The ERA is designed to identify the portfolio of the Company’s business risks, to individually evaluate their likelihood of occurrence, and to identify existing and potential future mitigation strategies. The ERM program assesses the potential magnitude of the most significant risks identified in the ERA, identifies other operational, commercial, macroeconomic and geopolitical risks facing the Company, monitors key indicators to assess the effectiveness of the Company's risk management activities, and manages risks to be within the Company’s desired risk profile. Meetings are held at least quarterly to discuss risk mitigation efforts to manage identified risks. The management team present in the risk management meetings includes our Executive Vice President and Chief Financial Officer, Executive Vice President, General Counsel and Secretary, and the other members of our management team charged with evaluating the Company’s disclosure controls. Meetings are facilitated by our Internal Audit Department head. Our Board monitors the ERM program and other risk management information provided to it to assess the Company’s risk management practices and systems in light of the risk philosophy and risk tolerance of our Board. The ERM program results are reported to our Board each quarter to assist in its oversight of risk management.

Hedging and Pledging Policy

Company insiders, which include our directors, executive officers and employees designated as insiders as a result of their positions or responsibilities, are not permitted to (i) trade in Company options, puts, calls or similar derivative instruments; (ii) sell Company securities short or to enter into any hedging arrangement in Company securities; or (iii) hold Company securities in margin accounts or pledge Company securities. An exception to the prohibition on pledging by Directors may be granted for Directors who hold pre-IPO securities or have otherwise met the requirements of the Company's Stock Ownership Policy. In the event a Director desires to pledge securities as collateral for a loan and clearly demonstrates the financial capacity and liquidity to repay the loan without resorting to sales of the pledged shares, the Director may request a waiver from the pledging prohibition from the Nominating, Corporate Governance and Sustainability Committee. The Committee may grant the waiver in its sole discretion, based on a review of relevant factors including the financial capacity of the director to repay the loan without resorting to the pledged shares and the magnitude of the pledged shares in relation to the Director's other holdings and total shares outstanding.

Environmental, Social, and Governance ("ESG")

In keeping with our values of Service, Synergy, and Sustainability, we are committed to continually improving our management of ESG matters and their impact on our business. In 2021, we took several important steps to enhance our ESG strategy and reporting efforts. In our second year of ESG communications, we highlighted the following:

2021 Highlights:
•We conducted our first ESG materiality assessment to identify the topics that are most impactful to our business and to our stakeholders and leveraged those priority topics to develop our inaugural ESG goals to further strengthen our strategy.
•We developed a Green Financing Framework and obtained a Second Party Opinion from CICERO Shades of Green which provided an independent review on the environmental credentials and our framework’s alignment with the Green Bond Principles from the International Capital Market Association. Our framework earned the highest possible rating, Dark Green, reflecting a broad, qualitative review of the climate and environmental risks and ambitions.
•We conducted our first Task Force on Climate-Related Financial Disclosures risk assessment and completed our inaugural Scope 3 greenhouse gas accounting inventory.
•We increased gender diversity on our Board to 33% with the appointment of Mary Yang.
•Amidst the year of the “great resignation”, we improved total employee retention by 5%.
•For fiscal year 2021, our 195,400 customers’ solar systems produced 3.6 billion kWh, offsetting 2.6 million metric tons of CO2 equivalent ("MTCO2e").
•We formally established our Diversity, Equity and Inclusion ("DEI") Committee and publicly issued our DEI Committee Charter.

Inaugural ESG Goals:

In 2021, we formalized our ESG goals. These goals will seek to drive progress on the priority areas of ESG for our company, as determined by our first ESG materiality assessment. We look forward to sharing progress on these goals each year.

•We plan to build a customer base by year-end 2023 whose systems will offset 52 million MTCO2e over their useful life.
•We will quantify and disclose a complete Scope 3 inventory for all material categories of Scope 3 activities and set a climate target that includes all scope emissions by year-end 2023.
•We will work to reduce year-over-year voluntary turnover to 15% by 2025.
•We will work to improve estimated year-end 2021 racial/ethnic minority representation for mid-level leadership by 20% by 2025.
•We plan to institute a supplier engagement system to quantify ESG impacts for all Tier 1 suppliers by 2023.
•We will work to contribute 2,500 total employee volunteer hours to organizations whose causes align with our mission and ESG goals by year-end 2025.

ESG Governance:

Our Board has formal oversight of ESG matters through the Nominating, Corporate Governance and Sustainability Committee, which includes oversight of all material ESG topics, including climate risks and opportunities, diversity equity and inclusion, board diversity and independence, and other priority topics. The Nominating, Corporate Governance and Sustainability Committee meets at least quarterly to discuss ESG strategy, reporting, and performance.

Implementation and coordination of ESG strategy and reporting is done through the Company’s formal ESG Steering Committee. The ESG Steering Committee is chaired by the EVP, Chief of Staff and includes members of the legal, commercial, accounting, communications, finance, supply chain, and operations teams. The ESG Steering Committee meets monthly to discuss ESG strategy and implementation.

For more information about our ESG strategy, please see our 2021 ESG Report and our ESG website https://investors.sunnova.com/ESG/default.aspx (The inclusion of any website address in this proxy statement does not incorporate by reference the information on or accessible through the website into this proxy statement.)

Process for Communication by Interested Parties with the Board of Directors

Our Board has established a process whereby interested parties may communicate with our Board and/or with any individual director. Interested parties, including stockholders, may send communications in writing, addressed to the Board of Directors or an individual director, c/o the Secretary, Sunnova Energy International Inc., 20 East Greenway Plaza, Suite 540, Houston, Texas 77046. Our Secretary will forward these communications as appropriate to the addressee depending on the facts and circumstances outlined in the communication. Our Board has directed our Secretary not to forward certain items such as spam, junk mailings, product inquiries, resumes and other forms of job inquiries, surveys and business solicitations. Additionally, our Board has advised the Secretary not to forward material that is illegal or threatening, but to make our Board aware of such material which it may request be forwarded, retained or destroyed at our Board's discretion. The interested party may alternatively submit such communications through our Employee Hotline system. The Employee Hotline system can be contacted via telephone at 1-855-375-6718 or on the Internet at https://sunnova.ethicspoint.com.

Director Independence

Our Board has determined that all eight of the current non-management directors of the Company (Mses. Andrew, Brownell, and Yang and Messrs. D’Argenio, Longstreth, Mohamed, Morgan, and Shaper) and Mr. Kimmelman, who served as a non-management director of the Company during part of the last completed fiscal year, qualify as “independent” under the corporate governance rules of the NYSE, that each member of the Audit Committee qualifies as “independent” under Rule 10A-3 of the United States Securities Exchange Act of 1934 (the “Exchange Act”), and that each member of the Compensation and Human Capital Committee qualifies as “independent” under Rule 10C-1 of the Exchange Act. Our Board has not established separate independence requirements beyond those of the NYSE, the Exchange Act or the Internal Revenue Code of 1986 (the "Code").

In addition, we have made no contributions to any tax-exempt organization in which any independent director serves as an executive officer.

Committees of Our Board of Directors and Meetings

Our Board held eight meetings in 2021, all of which were telephonic meetings. Each director attended 100% of the total meetings of our Board and the committees on which such director served. Additionally, the non-management members of our Board met in executive session two times, and each non-management director attended 100% of the executive sessions. Our policy with regard to directors' attendance at annual meetings of stockholders is described in our Corporate Governance Guidelines, which may be found on our website at www.sunnova.com under "Investors - Governance." All of the directors attended the 2021 Annual Meeting of Stockholders.

Our Board currently has, and appoints members to, three standing Committees: Audit, Compensation and Human Capital, and Nominating, Corporate Governance and Sustainability.

Audit Committee. Our Audit Committee consists of Ms. Yang and Messrs. Longstreth, Mohamed, Morgan, and Shaper (Chair). Our Board has determined that Mr. Shaper serves as the audit committee financial expert as that term is defined under the applicable federal securities laws and regulations. Our Audit Committee reviews our accounting policies and audit procedures, supervises internal accounting controls, and oversees cybersecurity matters. Our Audit Committee held four meetings during 2021, all of which were telephonic. Our Board has adopted a written charter for our Audit Committee, a copy of which is available in print to any stockholder upon request.

Compensation and Human Capital Committee. Our Compensation and Human Capital Committee consists of Ms. Brownell (Chair) and Messrs. D’Argenio, Longstreth and Morgan and is responsible for: administration of our stock incentive plans; the review and recommendation to our full Board of all compensation for our directors, officers and employees; and oversight of human capital matters including recruitment and retention, workplace health and safety, diversity and inclusion, culture and employee engagement, pay equity, and general approach to broad-based compensation, benefits, and employee growth and development practices. During 2021, our Compensation and Human Capital Committee held five meetings, all of which were telephonic. Our Board has adopted a written charter for our Compensation and Human Capital Committee which is available in print to any stockholder upon request. Pursuant to the charter, our Compensation and Human Capital Committee may delegate its authority to a subcommittee or subcommittees, provided that the subcommittee is composed entirely of independent directors and has a published charter.

Nominating, Corporate Governance and Sustainability Committee. Our Nominating, Corporate Governance and Sustainability Committee consists of Ms. Andrew (Chair) and Messrs. D’Argenio, and Shaper and is responsible for assisting our Board in determining the appropriate size and composition of our Board, Board recruitment and diversity, as well as in monitoring and making recommendations regarding our Board's’ performance. During 2021, the Nominating, Corporate Governance and Sustainability Committee held three meetings, all of which were telephonic. Our Board has adopted a written charter for the Nominating, Corporate Governance and Sustainability Committee which is available in print to any stockholder upon request.

Our Nominating, Corporate Governance and Sustainability Committee is responsible for, among other things, the selection and recommendation to our Board of nominees for election of directors. Working closely with our full Board, our Nominating, Corporate Governance and Sustainability Committee develops criteria for open Board positions, taking into account such factors as it deems appropriate, which may include the current composition of our Board, the range of talents and skills already represented on our Board, and the need for other particular expertise. Applying these criteria, the Nominating, Corporate Governance and Sustainability Committee considers candidates for Board membership suggested by its members as well as management and stockholders. From time to time, the Committee may retain third-party executive search firms to identify and review candidates. Our Nominating, Corporate Governance and Sustainability Committee will consider all director nominees recommended to it, including those recommended by third parties, and stockholders. Such nominations should be directed to any member of our Nominating, Corporate Governance and Sustainability Committee, see "Process for Communication by Interested Parties with the Board of Directors". Ms. Yang was recommended to serve as a director by the Stanford University Women on Boards Initiative.

Our Nominating, Corporate Governance and Sustainability Committee thoughtfully considers the unique qualifications and skills of any candidate or nominee for our Board. Our Board strives to maintain independence of thought and diverse professional experience among its membership. Our Nominating, Corporate Governance and Sustainability Committee will evaluate all nominees, for the following:

▪personal qualities such as leadership, statesmanship and responsiveness;
▪general management qualities such as a global perspective on our business, strategic thinking and planning, knowledge of our business and preparedness;
▪financial expertise such as value creation, capital planning, and communications with the financial investment communities; and
▪qualities relating to the use of human resources such as developing management talent and creating an effective organization.

In addition to the criteria set forth above, the Nominating, Corporate Governance and Sustainability Committee will ensure each pool of qualified candidates from which Board nominees are chosen includes candidates who bring diversity, including but not limited to, racial, ethnic and/or gender diversity.
Our Nominating, Corporate Governance and Sustainability Committee is also responsible for overseeing our Environmental, Social and Governance ("ESG") practices and procedures, including assisting in identifying best practices and providing guidance to our officers on the Company’s ESG efforts. In this role, the Committee oversees developing sustainable and socially responsible practices; assessing, monitoring and managing our ESG risks and opportunities; encouraging the integration of strategically significant ESG issues into our business strategy; and providing input and overseeing our ESG impact report and key ESG messages to investors and other stakeholders in the context of long-term value creation.

Director Compensation

Effective October 2020, our Compensation and Human Capital Committee recommended, and our Board of Directors approved, the following compensation for our non-employee directors.

Annual Retainer(1)	$60,000
Audit Committee Chair	$20,000
Compensation and Human Capital Committee Chair	$15,000
Nominating, Corporate Governance and Sustainability Committee Chair	$12,500
Audit Committee Member	$10,000
Compensation and Human Capital Committee Member	$7,500
Nominating, Corporate Governance and Sustainability Committee Member	$5,000

(1)Paid quarterly in cash, unless the director elects to receive the annual cash retainer in restricted stock. If elected, the restricted stock is issued in a single issuance based on the grant date fair value on the date of grant, such grant to occur at the Board meeting following the Annual Stockholders meeting.

Pursuant to the 2019 Long-Term Incentive Plan, each of our non-employee directors is also awarded annual equity-based compensation in the form of restricted stock units valued at $120,000 on the date of grant to vest one year from date of grant; such awards are granted at the Board meeting following the Annual Stockholders meeting. In addition, upon first being elected to our Board, outside directors receive an initial grant of restricted stock units with a grant date fair value of $120,000. The following table sets forth the compensation received during fiscal year 2021 by our non-employee directors, with the exception of Messrs. D'Argenio, Kimmelman, and Longstreth, who elected to waive the receipt of compensation pursuant to our non-employee director compensation program.

Name	Fees earned or paid in Cash(2)	Stock Awards(3)(4)	All Other Compensation(5)	Total
Anne S. Andrew	$—	$192,500	$3,759	$196,259
Nora Mead Brownell	$—	$187,500	$1,821	$189,321
Akbar Mohamed	$—	$190,000	$—	$190,000
Michael Morgan	$77,500	$120,000	$—	$197,500
C. Park Shaper	$85,000	$120,000	$—	$205,000
Mary Yang(1)	$—	$120,000	$—	$120,000

(1)Ms. Yang was elected to the Board in October 2021 and did not receive any independent director cash compensation.
(2)Mses. Andrew and Brownell and Mr. Mohamed each elected to receive their annual retainer, committee chair and member retainers in stock.
(3)The amount disclosed in this column represents the aggregate grant date fair value of (i) the 2,601 restricted stock units granted to Ms. Andrew in lieu of retainer and the 4,305 restricted stock units granted for her annual award, (ii) the 2,421 restricted stock units granted to Ms. Brownell in lieu of retainer and the 4,305 restricted stock units granted for her annual award, (iii) the 2,511 restricted stock units granted to Mr. Mohamed in lieu of retainer and the 4,305 restricted stock units granted for his annual award, (iv) 4,305 restricted stock units each granted to Messrs. Morgan and Shaper for their annual awards, and (v) 3,036 restricted stock units granted to Ms. Yang, in connection with their election to the Board of Directors. Such restricted stock units vest one year from the date of grant. The grant date fair values of restricted stock units granted for fiscal year 2021 were determined in accordance with ASC Topic 718 and are based on the fair market value of our common stock on the date of grant. Under SEC rules, the grant date fair values exclude the impact of estimated forfeitures related to service-based vesting conditions.
(4)The number of restricted stock unit awards outstanding at December 31, 2021, for each director that had unvested restricted stock unit awards was as follows: Ms. Andrew - 6,906; Ms. Brownell - 6,726; Mr. Mohamed - 6,816; Mr. Morgan - 4,305; Mr. Shaper - 4,305 and Ms. Yang - 3,036.
(5)The amounts disclosed in this column are reimbursements for Mses. Andrew's and Brownell's travel.

Five Percent Owners

The following table reflects certain information known to us concerning persons beneficially owning more than 5% of our outstanding common stock based on the most recent information filed with the SEC by the persons listed. The security ownership percentage is calculated based on our shares of common stock outstanding as of the close of business on March 21, 2022. Unless otherwise noted, each stockholder listed below has sole voting and disposition power with respect to the shares listed.

Name and Address	Number of Shares Beneficially Owned	Percent of Class
BlackRock, Inc.(1) 55 East 52nd Street New York, NY 10055	16,370,483	14.4%
BNP Paribas Asset Management UK, Ltd.(2) 5 Aldermanbury Square London, EX2V 7BP	12,706,717	11.2%
The Vanguard Group(3) 100 Vanguard Blvd. Malvern, PA 19355	8,617,351	7.6%
Entities affiliated with ECP(4) 40 Beechwood Rd. Summit NJ 07901	6,911,664	6.1%
Newlight Partners LP(5) 390 Park Avenue New York, NY 10022-4608	6,505,811	5.7%

(1)    Based on Amendment No. 2 to Schedule 13G filed February 8, 2022 by BlackRock, Inc. ("BlackRock"). BlackRock has sole power to vote or direct the vote of 15,808,488 of the shares of

Company common stock and to dispose or direct the disposition of 16,370,483 shares of Company common stock and all of the shares covered by the filing are held by BlackRock and/or its subsidiaries.
(2)    Based on Amendment No. 1 to Schedule 13G filed January 31, 2022 by BNP Paribas Asset Management UK Ltd. ("BNP"). BNP has sole power to vote or direct the vote and dispose or direct the disposition of 12,706,717 shares of Company common stock.
(3)    Based on Schedule 13G filed February 9, 2022 by The Vanguard Group ("Vanguard"). Vanguard has shared power to vote or direct the vote of 83,531 of the shares of Company common stock, sole power to dispose or direct the disposition of 8,456,966 shares of Company common stock and shared power to dispose or direct the disposition of 160,385 shares of Company common stock.
(4)    Based on Amendment No. 2 to Schedule 13G filed February 10, 2022, jointly by ECP ControlCo, LLC (“ECP ControlCo”), Energy Capital Partners III, LLC (“ECP GP”), Energy Capital Partners GP III, LP (“ECP Fund GP”), Energy Capital Partners III, LP (“ECP III”), Energy Capital Partners III-A, LP (“ECP III-A”), Energy Capital Partners III-B, LP (”ECP III-B”), Energy Capital Partners III-C, LP (“ECP III-C”), Energy Capital Partners III-D, LP (“ECP III-D, and together with ECP III, ECP III-A, ECP III-B and ECP III-C, the "ECP Funds"), Energy Capital Partners GP III Co-Investment (Sunnova), LLC (“ECP Sunnova GP”) Energy Capital Partners III (Sunnova Co-Invest), LP (“ECP Sunnova”), ECP Sunnova Holdings GP, LLC, and ECP Sunnova Holdings, LP ("ECP Sunnova Holdings"), all shares covered by the filing are held by ECP Sunnova Holdings, ECP ControlCo is the managing member of ECP GP, which is the managing member of ECP Sunnova GP, ECP Sunnova GP is the general partner of ECP Sunnova. ECP GP is the general partner of ECP Fund GP, which is the general partner of each of the ECP Funds. ECP Sunnova and the ECP Funds are the managing members of ECP Sunnova Holdings GP, LLC, which is the general partner of ECP Sunnova Holdings, and as such, each of the foregoing entities may be deemed to share beneficial ownership of the Company's common stock. ECP ControlCo has informed us that Douglas W. Kimmelman, Peter Labbat, Tyler Reeder, Andrew D. Singer and Rahman D’Argenio are the managing members of ECP ControlCo and share the power to direct the voting and disposition of the shares beneficially owned by Energy Capital Partners, however, each such individual disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.
(5)    Based on a Schedule 13D filed March 1, 2021, jointly by Newlight Partners LP (“Newlight”), Newlight GP, LLC, Ravi Yadav and David Wassong relating to shares held directly by QSIP LP and SCI Partners LP, (a) pursuant to an investment management agreement, QSIP LP and certain of its affiliates have delegated sole voting and dispositive power over the shares covered by the filing to Newlight Partners LP, (b) the general partner of Newlight Partners LP is Newlight GP LLC, and (c) the sole members of Newlight GP LLC are Ravi Yadav and David Wassong. Newlight has informed us that each of Newlight GP, LLC, Ravi Yadav and David Wassong disclaims beneficial ownership of the shares covered by the filing except to the extent of its or his pecuniary interest therein.

Director and Executive Officer Shareholdings

The following table sets forth the amount of common stock beneficially owned as of the close of business on March 25, 2022, by each of our directors and by each of the executive officers identified in the Summary Compensation Table below (named executive officers), and by all of our directors and executive officers as a group. For our directors and executive officers, the information includes shares that they could acquire through May 24, 2022 through the vesting of restricted stock awards or by the exercise of stock options. Unless otherwise indicated below, each of the named persons and members of the group has sole voting and investment power with respect to the shares shown.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of Class
Anne S. Andrew (2)	47,409	*
Walter A. Baker (3)	124,182	*
William J. Berger (4)	2,256,141	2.0%
Nora Mead Brownell (5)	11,353	*
Rahman D'Argenio (6)	—	—%
Michael P. Grasso (7)	196,978	*
Kris W. Hillstrand (8)	70,353	*
Robert L. Lane (9)	97,042	*
Mark Longstreth (10)	—	—%
Akbar Mohamed (11)	62,202	*
Michael C. Morgan (12)	370,422	*
John T. Santo Salvo (13)	68,072	*
C. Park Shaper (14)	1,282,372	1.1%
Mary Yang	—	—%
Current Executive Officers and Directors as a Group (18 Persons) (15)	4,829,313	4.2%
___________

*    Represents beneficial ownership or voting power of less than 1%.
(1)Unless otherwise indicated, the address for each listed stockholder is: c/o Sunnova Energy International Inc., 20 East Greenway Plaza, Suite 540, Houston, Texas 77046.
(2)Consists of (i) 40,503 shares of common stock held indirectly in a trust, and (ii) 6,906 shares of common stock that may be acquired in 60 days issuable upon the vesting of restricted stock units.
(3)Consists of (i) 121,138 shares of common stock owned by Mr. Baker and (ii) 3,044 shares of common stock issuable upon the exercise of stock options.
(4)Consists of (i) 383,738 shares of common stock owned by Mr. Berger, 233,986 of which are pledged as collateral to secure certain personal indebtedness, (ii) 34,225 shares of common stock owned by Jackson Leigh Ventures LLC for which Mr. Berger serves as managing member, (iii) 7,471 shares of common stock held in the executive’s IRA, and (iv) 1,830,707 shares of common stock issuable upon the exercise of stock options.
(5)Consists of (i) 4,627 shares of common stock owned by Ms. Brownell and (ii) 6,726 shares of common stock that may be acquired in 60 days issuable upon the vesting of restricted stock units.
(6)Mr. D’Argenio is a Managing Member of ECP ControlCo, LLC and may be deemed to beneficially own shares owned by ECP ControlCo and certain of its sponsored funds (the “ECP Funds”), which collectively own 6,911,664 shares of common stock. Mr. D’Argenio disclaims beneficial ownership of any common stock beneficially owned by the ECP Funds, except to the extent of his pecuniary interest therein.
(7)Consists of (i) 39,619 shares of common stock owned by Mr. Grasso and (ii) 157,359 shares of common stock issuable upon the exercise of stock options.
(8)Consists of (i) 67,309 shares of common stock owned by Mr. Hillstrand and (ii) 3,044 shares of common stock issuable upon the exercise of stock options.
(9)Consists of (i) 90,764 shares of common stock owned by Mr. Lane, (ii) 3,000 shares of common stock held in trust, and (iii) 3,278 shares of common stock issuable upon the exercise of stock options.
(10)Mr. Longstreth is a Partner at Newlight Partners LP (“Newlight Partners”) and may be deemed to beneficially own shares owned by QSIP LP. Mr. Longstreth disclaims beneficial ownership of any common stock beneficially owned by QSIP or Newlight Partners.
(11)Consists of (i) 55,386 shares of common stock owned by Mr. Mohamed, and (ii) 6,816 shares common stock that may be acquired in 60 days issuable upon the vesting of restricted stock units.
(12)Consists of (i) 9,367 shares of common stock held in trust, (ii) 356,750 shares of common stock held by Portcullis Partners, LP, for which Mr. Morgan serves as Manager of the general partner, and (iii) 4,305 shares of common stock that may be acquired in 60 days issuable upon the vesting of restricted stock units. Mr. Morgan disclaims beneficial ownership of the common stock reflected in item (ii), except to the extent of his pecuniary interest therein.
(13)Consists of (i) 65,022 shares of common stock held directly by Mr. Santo Salvo, (ii) 6 shares of common stock held indirectly, and (iii) 3,044 shares of common stock issuable upon the exercise of stock options.
(14)Consists of (i) 1,278,067 shares of common stock held by SEIS Holdings LLC for which Mr. Shaper serves as CEO, and (ii) 4,305 shares of common stock that may be acquired by Mr. Shaper in 60 days issuable upon the vesting of restricted stock units. Mr. Shaper may be deemed to beneficially own securities beneficially owned by SEIS Holdings LLC.
(15)Consists of (i) 2,618,132 shares of common stock beneficially owned by our directors and named executive officers and (ii) 2,211,181 shares of common stock issuable from the exercise of stock options and shares of common stock that may be acquired by May 24, 2022 upon the vesting of restricted stock units.

Executive Officers

The following table sets forth our executive officers, the office held by such officer, the date of first election to that office and the age of each officer as of the close of business on March 15, 2022.

Name	Position	Date of First Appointment	Age
William J. Berger	President and Chief Executive Officer	November 2012	48
Robert L. Lane	Executive Vice President, Chief Financial Officer	May 2019	50
Walter A. Baker	Executive Vice President, General Counsel and Secretary	January 2018	60
Arthur L. DuBose	Executive Vice President, Chief Human Resources Officer	September 2021	57
Michael P. Grasso	Executive Vice President, Chief Marketing and Growth Officer	April 2018	50
Chris Hayden	Executive Vice President, Chief Information Officer	May 2021	48
Kris Hillstrand	Executive Vice President, Chief Operating Officer	October 2017	58
Kelsey Hultberg	Executive Vice President, Chief of Staff	May 2021	32
Meghan Nutting	Executive Vice President, Government and Regulatory Affairs	April 2018	41
John T. Santo Salvo	Executive Vice President, Chief Commercial Officer - Dealers and Supply Chain	April 2018	56

No family relationship exists between any of our executive officers or directors. All of our executive officers serve at the pleasure of our Board and may be removed at any time with or without cause.

William J. (John) Berger founded Sunnova Energy Corporation in 2012 and has since then served as Chief Executive Officer, President and Chairman of the Board. On April 1, 2019, he was elected as Sunnova Energy International Inc.’s President and Chief Executive Officer and a member of our Board. With more than two decades of experience in the electric power industry, Mr. Berger is an energy entrepreneur who has always supported free market competition, consumer choice and the advancement of energy technology to power energy independence. Before Sunnova, Mr. Berger served as Founder and Chief Executive Officer at SunCap Financial, a residential solar service provider. He also founded Standard Renewable Energy, a provider and installer of renewable energy and energy-efficient products and services. Mr. Berger received his Master of Business Administration from Harvard Business School and graduated cum laude from Texas A&M University with a Bachelor of Science degree in civil engineering.

Robert L. Lane joined Sunnova Energy Corporation in May 2019 as Executive Vice President, Chief Financial Officer and was elected as one of Sunnova Energy International Inc.'s executive officers on July 10, 2019. Prior to joining Sunnova, Mr. Lane served as Vice President and Chief Financial Officer of Spark Energy, Inc., a publicly traded retail energy services company, from June 2016 to April 2019. Mr. Lane previously served as the Chief Financial Officer of Emerge Energy Services GP, LLC, the general partner of Emerge Energy Services LP, from November 2012 to June 2015. Prior to joining Emerge, Mr. Lane was an investment banker and equity research analyst covering the energy industry. Mr. Lane is a Certified Public Accountant and a Chartered Financial Analyst. Mr. Lane received his Master of Business Administration from the University of Pennsylvania’s Wharton School and his Bachelor of Arts degree from Princeton University. He also received a Certificate in the Accountancy Program from the B.T. Bauer School of Business at the University of Houston.

Walter A. Baker joined Sunnova Energy Corporation in January 2018, as Senior Vice President, General Counsel and Secretary and was elected as Executive Vice President, General Counsel and Secretary of Sunnova on April 19, 2018, and was elected as one of Sunnova Energy International Inc.'s executive officers on July 10, 2019. Mr. Baker previously served as Senior Vice President, General Counsel and Corporate Secretary of Atwood from January 2015 to October 2017 and as Vice President, General Counsel and Corporate Secretary of Atwood from February 2011 to January 2015. Mr. Baker brings over 35 years of legal experience to Sunnova, having served as the general counsel or in other executive legal roles in both public and private companies. Mr. Baker received his Juris Doctor from the University of Texas at Austin and graduated cum laude with a Bachelor of Arts degree from Vanderbilt University.

Arthur (Art) L. DuBose joined Sunnova in September 2021 as Sunnova’s Executive Vice President, Chief Human Resources Officer. Prior to joining Sunnova, Mr. DuBose served as the Vice President of Human Resources & Office Services at Gulf Interstate Engineering Company, an industry leader in project management, engineering and design, and other key services for oil and gas production, from December 2014 to August 2021. Mr. DuBose also served as the Sr. Director of Human Resources at Curtiss-Wright Corporation, a publicly traded diversified product manufacturer and service provider, from November 2013 to December 2014, and held key management roles at Veolia Environmental Services USA from December 2011 to July 2013, including Vice President of Human Resources and Manager of Employee and Labor Relations. Mr. DuBose has over 20 years of experience in providing operational and strategic leadership for company-wide HR objectives across numerous publicly traded and private multinational organizations, specifically in the energy industry in Houston, TX. He holds a Master of Science degree in Instructional Research and Development, with a focus on Business Development, and a Bachelor of Arts degree in General Communication from Purdue University.

Michael Grasso joined Sunnova Energy Corporation in January 2018, as Senior Vice President and Chief Marketing Officer. He has served as Executive Vice President, Chief Marketing and Growth Officer since May 2021. Prior thereto, he served as Executive Vice President and Chief Marketing Officer from April 2018 until May 2021, and was elected as one of Sunnova Energy International Inc.’s executive officers on July 10, 2019. Mr. Grasso previously served as Chief Marketing Officer of Sunrun Inc., a publicly traded provider of residential solar electricity, from 2014 to 2017 and as Chief Marketing Officer of TXU Energy Retail Company LLC, a provider of residential, commercial, and industrial electricity (“TXU”), from 2009 to 2014. Mr. Grasso held various executive and brand management roles at the United Services Automobile Association from 2007 to 2008 and at AT&T Inc. from 1992 to 2007. Mr. Grasso brings to Sunnova more than two decades of marketing experience with companies in the energy, financial services, Internet, video and telecommunications industries. Mr. Grasso received his Master of Science degree in Telecommunications Management from Washington University and his Bachelor of Arts degree in Computer Science and Applied Statistics from St. Mary’s University.

Chris Hayden has served as Sunnova’s Executive Vice President, Chief Information Officer since May 2021, prior to which he served as Sunnova’s Vice President and Chief Information Officer since joining Sunnova in April 2016. Prior to joining Sunnova, Mr. Hayden served as Chief Information Officer at Stream Energy from March 2014 to March 2016, Sr. Director of Information Technology at Stream Energy from November 2013 to February 2014, and in technology leadership roles at TXU Energy Retail Company LLC from May 2009 to November 2013. He also served in leadership roles at professional service and technology firms Ernst & Young LLP and Capgemini from January 1997 to May 2009. Mr. Hayden brings to Sunnova over 24 years of experience leading firms in technology, consulting, and energy services. Mr. Hayden received his Bachelor of Business Administration degrees in Management Information Systems and Marketing from Texas Tech University

Kris Hillstrand has served as Sunnova’s Executive Vice President, Chief Operating Officer since December 2021, prior to which he served as Executive Vice President, Co-Chief Operating Officer from May 2021 to December 2021. Mr. Hillstrand served as Executive Vice President of Technology and Service Operations from April 2018 to May 2021, and as Senior Vice President, Information Technology and Customer Operations from December 2015 to April 2018. Mr. Hillstrand previously served in various partner and officer roles at professional service and technology firms, including Accenture plc, Deloitte LLP, Science Applications International Corporation and HCL Technologies Limited, as Senior Vice President-Operations of TXU from 2006 to 2009, and as Chief Information Officer of TXU from 2005 to 2009. Mr. Hillstrand brings to Sunnova over 28 years of experience leading firms in technology, power generation and energy services. Mr. Hillstrand received both Masters of Business Administration degrees in Finance and graduated cum laude with a Bachelor of Science degree in Engineering from the University of Connecticut.

Kelsey Hultberg has served as Sunnova's Executive Vice President, Chief of Staff since May 2021, prior to which she served as Vice President, Chief of Staff from March 2021, Chief of Staff from February 2019 to March 2021, Director of Executive Communications and Strategy from July 2018 to February 2019, and as Communications Manager from September 2017 to July 2018. Mrs. Hultberg serves as the Chair of Sunnova's Environmental, Social and Governance (ESG) committee and is a founding committee member of Sunnova's Women Leadership Network. She previously worked for The Black Sheep Agency, a cause-based marketing and branding agency from July 2015 to July 2017 and has served in various public relations and communications roles in the public, private, and higher education sectors. Mrs. Hultberg serves on the board of directors for the Renewable Energy Alliance - Houston, the Rice Alliance Clean Energy Accelerator, and Combined Arms, a veteran transition non-profit. Mrs. Hultberg received her Master of Arts Liberal Studies degree from Dartmouth College and her Bachelor of Arts degree in Political Science from the University of Vermont.

Meghan Nutting has served as Sunnova’s Executive Vice President, Government and Regulatory Affairs since May 2021, prior to which she served as Executive Vice President, Policy and Communications from April 2018 to May 2021, and as Vice President, Policy and Government Affairs from May 2015 to April 2018. Since 2014, Ms. Nutting has also served as the Founder and President of Altitude Strategies Consulting, a consulting agency for both for-profit companies and non-profit organizations on energy-related policy issues. Ms. Nutting previously served as the Director of Policy and Electric Markets at SolarCity Corporation, a publicly traded provider of solar energy services, from 2009 to 2014. Ms. Nutting has also served in various legislative, policy and management positions in both the public and private sectors. Ms. Nutting received her Master of Public Affairs degree from Princeton University and her Bachelor of Arts degree in Biology from Cornell University.

John Santo Salvo has served as Sunnova’s Executive Vice President, Chief Commercial Officer - Dealers and Supply Chain since December 2021, prior to which he served as Executive Vice President, Co-Chief Operating Officer from May 2021 to December 2021. Mr. Santo Salvo served as Executive Vice President of Channel Operations, Chief Procurement Officer from April 2018 to May 2021, and as Sunnova’s Vice President, Asset Management from February 2016 to April 2018. Mr. Santo Salvo previously served as the Head of Logistics of Dresser-Rand, an engineering and manufacturing company owned by German conglomerate Siemens (“Dresser-Rand”), beginning in 2013 and as Dresser-Rand’s Director, Global Technical Services from 2008 to 2013. Mr. Santo Salvo also served in various operations, logistics, and management positions in the United States Navy from 1988 to 2008, from which he retired with the rank of Commander. Mr. Santo Salvo received his Masters of Business Administration degree from the University of Kansas and is a graduate of the U.S. Naval Academy.

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis should be read in conjunction with “Executive Compensation” included elsewhere in this proxy statement. In this Compensation Discussion and Analysis, “named executive officers" or "NEOs” refers to the following executive officers:

Named Executive Officer	Title
William J. Berger	President and Chief Executive Officer
Robert L. Lane	Executive Vice President and Chief Financial Officer
Kris W. Hillstrand	Executive Vice President, Chief Operating Officer
Walter A. Baker	Executive Vice President, General Counsel and Secretary
Michael Grasso	Executive Vice President and Chief Marketing and Growth Officer
John Santo Salvo	Executive Vice President, Chief Commercial Officer - Dealers and Supply Chain

Mr. Santo Salvo is included as an additional named executive officer as his compensation and Mr. Hillstrand's compensation are almost identical if compensation related to Mr. Hillstrand's dual living arrangement and travel reimbursement are excluded.

Overview of Fiscal Year 2021

Despite the ebb and flow of the COVID-19 pandemic, supply chain disruptions, and general macroeconomic uncertainty, 2021 marked a significant improvement in the financial performance of the company. Our fiscal year 2021 results reinforce our confidence in the strategies we are implementing to grow the business and deliver value to our stockholders. In particular, despite strong head winds, we had the following notable achievements in 2021:

•Added approximately 87,900 customers, bringing total customer count to 195,400 as of December 31,2021;
•Reduced adjusted operating expense per weighted average customer by 15% in 2021;
•Delivered financial performance within or above our published guidance;
•Expanded product offerings;
•Added 342 full-time employees;
•Completed the acquisition of SunStreet Energy Group, LLC in April 2021;
•Launched our inaugural Environmental, Social, and Governance report; and
•Closed a number of financing transactions, including(1)
◦$876.0 million in securitizations (including the refinancing of our first TPO securitization)
◦$400.0 million green bond, a first in our industry
◦$437.0 million in tax equity
◦$575.0 million in convertible debt
◦$350.0 million in loan warehouse restructuring
(1) Amounts listed represent principal amounts and not net proceeds to the Company after associated expenses

Best Compensation Practices and Policies

Our executive compensation program reflects our commitment to best practices in compensation governance, and alignment of pay with Company performance, all while allowing us to attract and retain highly qualified executives. Our program is designed to motivate our executives to achieve important business objectives and to reward them for creating long-term value for our stockholders by delivering superior operational and financial performance.

We believe our executive compensation program includes features that effectively align the interests of our executives with those of our stockholders and excludes features that may result in misalignment. Important features of our executive compensation programs and practices are provided in the following table:

	What We Do		What We Don't Do
✓	We do conduct an annual review of our compensation strategy, including a risk assessment of our executive compensation practices	X	We don’t allow our executives or directors to hedge, sell short or hold derivative instruments tied to our shares (other than options issued by us)
✓	We do maintain a compensation philosophy that targets total direct compensation for our NEOs at competitive levels	X	We don’t allow our executives or directors to pledge Company shares (except in limited circumstances for pre-IPO securities)
✓
We do maintain clawback provisions in our long-term incentive awards that allow for the forfeiture or recovery of stock or amounts paid or payable in the event the Company or the Committee determines an NEO has taken unlawful action detrimental to the Company or violated Company policy
		X	We don’t maintain change-of-control tax gross-ups in our change of control agreements
✓	We do base short-term incentive awards primarily on quantitative metrics	X	We don’t provide for liberal share counting in our Long-Term Incentive Plan
✓	We do maintain compensation plans designed to align our executive compensation program with long-term stockholder interests	X	We don’t allow repricing of underwater stock options without stockholder approval
✓	We do retain an independent compensation consultant	X	We don’t provide employment agreements to our NEOs

Inaugural Advisory Stockholder Vote on Say-On-Pay

Rules adopted by the SEC permit companies to delay their initial advisory say-on-pay vote on executive compensation until the third year following their Initial public offering ("IPO"). This year is our first say-on-pay vote and we will hold it on an annual basis hereafter.

Sunnova first became public in July 2019. We have made and are continuing to make significant changes to our executive compensation program to reflect our transition from a private company to a publicly-traded corporation, including adding pay-for-performance elements to NEO compensation.

The Role of Our Compensation and Human Capital Committee

Our executive compensation program is administered by our Compensation and Human Capital Committee.  All of the members of our Compensation and Human Capital Committee are independent as required by the NYSE, and are "non-employee directors" as defined by Rule 16b-3 under the Securities Exchange Act of 1934.  Our Compensation and Human Capital Committee currently consists of four members: Nora Mead Brownell (current Chair), Rahman D’ Argenio (Chair during 2021), Mark Longstreth and Michael Morgan. Our Compensation and Human Capital Committee’s responsibilities include, among other things, the following:

•determining and approving (i) compensation of executive officers, including our named executive officers (other than the President and Chief Executive Officer - see description below), and (ii) both long-term and short-term incentive compensation and equity-based plans for all of our employees with respect to the total amount of such compensation but not the specific allocations to employees below the executive level;

•recommending to our Board the compensation of our non-employee directors;

•reviewing and approving Company goals and objectives relevant to our President and Chief Executive Officer’s compensation, evaluating our President and Chief Executive Officer's performance in light of those goals and objectives, and making recommendations to the independent directors regarding our President and Chief Executive Officer's compensation level based on this evaluation;

•reviewing and discussing with management the Company’s compensation policies and practices in order to produce our Compensation and Human Capital Committee report included in this proxy statement;

•reviewing the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking;

•providing oversight of human capital matters including recruitment and retention, workplace health and safety, diversity and inclusion, culture and employee engagement, pay equity, and general approach to broad-based compensation, benefits, and employee growth and development practices; and

•performing such general oversight and investigation functions related to Company compensation inherent to the responsibilities designated in our Compensation and Human Capital Committee’s charter or set forth in resolutions of our Board.

Our Compensation and Human Capital Committee has the authority to retain compensation consultants, outside counsel and other advisors as it deems appropriate, in its sole discretion. For the fiscal year ended December 31, 2021, following a review of an independence report prepared by Pearl Meyer, our Compensation and Human Capital Committee engaged Pearl Meyer as its professional consultant to provide information and advice with respect to competitive practices relevant to our compensation programs and policies. The primary role of the compensation consultant is to:
•provide our Compensation and Human Capital Committee with compensation market data to asses competitive pay levels;
•assist the Compensation and Human Capital Committee with developing and maintaining a peer group;
•provide guidance covering annual and long-term incentive plan practices;
•advise on proxy advisory firm policies and how they impact Say on Pay;
•provide periodic updates covering compensation trends in our industry;
•discuss pay practices that may elevate executive compensation program risk; and
•advise on equal usage in comparison to pay practices and proxy advisory firm policies.

Our Compensation and Human Capital Committee believes it is important and beneficial to have an independent third-party advisor who provides analysis and has extensive experience in providing executive compensation advice. Our Compensation and Human Capital Committee considered the discussions with and guidance from the compensation consultant, as well as the compensation studies created and assembled the compensation consultant, in making competitive compensation decisions. In addition to the compensation related services, a subsidiary of Pearl Meyer also provided succession planning and leadership development services to the Company which were overseen by the Committee. Pearl Meyer reports directly to and takes direction from the Chair of our Compensation and Human Capital Committee. In accordance with the Corporate Governance Standards of the NYSE, our Compensation and Human Capital Committee has determined that our compensation consultant is independent from management and that the advice provided by our compensation consultant with regard to executive compensation is free from any relationships that could impair the professional advice or compromise the integrity of the information and data provided to our Compensation and Human Capital Committee. Management does not direct or oversee the retention or activities of our compensation consultant with respect to our executive compensation program.

Our Compensation and Human Capital Committee may delegate its responsibilities to one or more individual Committee members to the extent permitted by law, the listing standards of the NYSE and our Compensation and Human Capital Committee’s charter.

Compensation Philosophy and Objectives

Our Compensation and Human Capital Committee believes the quality and competency of our employees is a key factor that will drive our out-performance of our compensation peer group (discussed below). As a result, a fundamental element of our competitive position is the ability to attract and retain individuals who can successfully lead the organization and drive the execution of our operational and commercial objectives. The compensation programs adopted by our Compensation and Human Capital Committee are intended to provide compensation and incentive opportunities to our executive officers, including our named executive officers, and other employees that are competitive within our industry, and provide the necessary motivation to deliver superior effort and performance, driving increases in value for our stockholders.

Specifically, the executive compensation program is designed to:

•ensure that the compensation program supports the achievement of our short-term and long-term strategic plans by retaining and attracting executive officers critical to our long-term success;

•reward each of our executive officers for long-term strategic management and for their individual contributions to enhance stockholder value;

•offer incentives to motivate performance with respect to individual and company-wide goals and metrics, as well as our performance relative to our competitors; and

•focus the commitment of our executive officers on the long-term interests of our stockholders through equity awards.

Periodically, our Compensation and Human Capital Committee reviews the objectives and components of our executive compensation program to ensure they are appropriate and achieve their intended purpose, while allowing us to keep compensation costs manageable.  To establish compensation parameters for our executive officers, including our named executive officers, our Compensation and Human Capital Committee evaluated the information provided by our compensation consultant relative to a compensation peer group (discussed below), including each element of compensation separately and the total direct compensation (the combined value of annual base salary, annual incentives and long-term incentive grants) for each executive officer.  It is our belief that while the market 50th percentile represents a desirable benchmark for each of the components of our compensation program, an individual component as well as the combined value represented by total direct compensation can exceed the market 50th percentile, provided that individual and/or Company performance is strong.   From the data and analysis provided by our compensation consultant, our

Compensation and Human Capital Committee concluded that, for fiscal year 2021, overall base salaries, target annual incentives, and the value of long-term incentives were competitive within our compensation peer group. Moreover, our Compensation and Human Capital Committee determined that our process for determining executive compensation is aligned with stockholder interests, with a percentage of executive pay being at risk and contingent on Company performance.

Considerations

In making compensation determinations relative to our executive officers, our Compensation and Human Capital Committee takes into account the following important considerations:

Company Results

We believe that the compensation provided to our executive officers should be closely related to the Company’s overall results as measured against goals approved by our Board each year. Our Compensation and Human Capital Committee evaluates each individual executive officer’s overall contribution to the Company’s ongoing and long-term performance and approves performance targets, which include operational and financial measures. The Committee also establishes incentive compensation targets for each individual executive officer, expressed as a percentage of annual base salary. Compensation targets are correlated with competitive market data and provide for differentiation in job responsibilities.

Individual Performance

At the beginning of fiscal year 2021, our President and Chief Executive Officer, Mr. Berger, made recommendations to our Compensation and Human Capital Committee for the individual performance objectives for each executive officer, other than himself, based upon the responsibilities assigned to each executive.  These objectives included both subjective factors such as the executive’s role in achieving the goals and metrics considered in the formula-based portion of the bonus discussed below, as well as objective factors such as overall corporate results, customer count, service and operational excellence, creating a culture of problem solving and employee retention.

Competitive Benchmarking

Our Compensation and Human Capital Committee considers competitive peer group, survey data and proxy data in making executive pay determinations and utilizes a peer group of companies (“compensation peer group”) which our Compensation and Human Capital Committee believes is the most appropriate benchmarking peer group.

For fiscal year 2021, the compensation peer group was reviewed and evaluated by the Compensation and Human Capital Committee with the input of Pearl Meyer. Based on an analysis by Pearl Meyer, the Compensation and Human Capital Committee selected a revised peer group of companies. The compensation peer group includes some of the larger solar and renewable energy companies with which we compete for business and talent as well as other relevant companies with levels of revenues and assets similar to ours. The Committee believes the peer group reflects companies with similar business models and performance levels. The compensation peer group is composed of the following ten companies:

•Alarm.com Holdings, Inc.;
•BlackLine, Inc.;
•Bloom Energy Corporation;
•Clearway Energy, Inc.;
•FuelCell Energy, Inc.;
•Green Dot Corporation;

•Hannon Armstrong Sustainable Infrastructure Capital, Inc.;
•Plug Power Inc.;
•SunPower Corporation; and
•Sunrun Inc.

The Compensation and Human Capital Committee reviews and refines the compensation peer group periodically to reflect the Company's growth, evolving business model and other relevant factors.

Components of Our Executive Compensation Program

In order to achieve the objectives of our executive compensation program, we have developed a balanced compensation package consisting of base salary, annual incentive bonus and long-term incentive stock awards. Our Compensation and Human Capital Committee may vary, from time to time, the composition and structure of the compensation program, the allocation among components and the criteria associated with each component. The incorporation of cash and equity elements is intended to balance the reward associated with short-term performance with the potential for achieving longer term results, as well as with effective retention. The mix of pay elements is relevant to the compensation determinations made by our Compensation and Human Capital Committee. Our Compensation and Human Capital Committee utilized information provided by our compensation consultant in the analysis of each component and the mix of these components as compared to our compensation peer group. Each one of these elements of compensation serves a particular purpose, as discussed below.

For 2021, our executive compensation program consisted of three components:

•base salaries;
•annual incentive bonuses; and
•long-term stock-based incentive compensation;

In addition, each of our named executive officers are provided with change-in-control agreements, perquisites and benefits.

Base Salaries

Base salaries, which are tied to the fiscal year, compensate our executive officers for services rendered and are set in proportion to the job responsibilities of each individual.  The salaries of our executive officers are generally reviewed following the end of each fiscal year in recognition of individual performance and to reflect our desired position in the competitive market.  We seek to compensate for market movement of salaries in our compensation peer group, utilizing data provided by the compensation consultant relative to peer group practices, general industry compensation surveys and competitive trends and other relevant information to determine individual salary adjustments as warranted. The following are the base salaries for the named executive officers for the 2021 calendar year.

Name	2021 Base Salary(1)
William J. Berger	$450,000
Robert L. Lane	$375,000
Kris W. Hillstrand	$325,000
Walter A. Baker	$325,000
Michael Grasso	$325,000
John Santo Salvo	$325,000
(1)Mr. Lane's base salary was effective June 1, 2021.

Annual Incentive Bonuses

We provide incentive compensation to our executive officers in the form of an annual incentive bonus relating to financial, operational and individual achievements during the prior fiscal year for the purpose of rewarding and recognizing their contributions toward approved Company goals and metrics, encouraging further individual contributions to stockholder value. The graphic below illustrates how the bonus is calculated, including the weighting of the corporate metrics.

Fiscal Year 2021 Design

Base ($)	x	Target Annual Incentive Opportunity (%)	(	Adjusted EBITDA plus P&I	+	Recurring Operating Cash Flows	+	Gross Contracted Customer Value (PV4)	+	Cumulative customer count as of 12/31/21	+	Services per Customer	+	Individual performance factor	)
				(weighted 25%)		(weighted 10%)		(weighted 15%)		(weighted 15%)		(weighted 15%)		(weighted 20%)

The fiscal year 2021 target annual incentive opportunities were determined by our Compensation and Human Capital Committee as a percentage of annual base salary in the range of competitive bonus amounts of our compensation peer group. Target annual incentive opportunities are subject to review based on market movement as well as to pro-rata adjustment due to promotions occurring during the fiscal year or other relevant changes in job responsibilities. The following are the target annual incentive opportunities represented as a percentage of annual base salaries for the 2021 fiscal year.

Name	% Base Salary
William J. Berger	150%
Robert L. Lane	75%
Kris W. Hillstrand	75%
Walter A. Baker	75%
Michael Grasso	75%
John Santo Salvo	75%

Our Compensation and Human Capital Committee structured the annual incentive bonus to be formulaic and directly linked to the achievement of Company-wide goals and metrics and individual objectives approved by our Board.  The final determinations of the annual incentive bonus are based upon the extent to which results for the fiscal year met, failed to meet or exceeded our established goals and metrics.

Company Goals and Metrics

In determining the goals and metrics for fiscal year 2021, the Committee linked the metrics to the Company’s budget as approved by our Board. For each performance measure, our Compensation and Human Capital Committee established appropriate metrics and specific targets as shown below. Each metric was associated with a threshold, target and a stretch level of possible achievement. Each performance measure also was assigned a weighting factor to reflect the Company’s goals and priorities as interpreted by our Compensation and Human Capital Committee. In consultation with Pearl Meyer, our Compensation and Human Capital Committee put in place payment guidelines for the level of achievement for each metric, threshold (50%), target (100%) and stretch (200%). This represents the minimum and maximum payout opportunity for each metric and aligns with best practice. In the event a metric does not meet the threshold performance level, none of the bonus is earned for that metric. Similarly, achieving the stretch performance level earns the maximum percentage for a metric. In the event that a metric was achieved at a level between defined achievement levels, our Compensation and Human Capital Committee makes a linear interpolation to determine the bonus earned for that metric.

Metric	Weight	Threshold	Target	Stretch
Adjusted EBITDA, plus P&I	25%	$160M	$171M	$180M
Recurring Operating Cash Flows	10%	($15M)	($5M)	$5M
Gross Contracted Customer Value (PV4)	15%	$3.9B	$4.1B	$4.3B
Cumulative Customer Count as of 12/31/21	15%	147.6k	155.4k	170.9k
Service per Customer	15%	3.67	3.7	3.72
Individual Performance	20%	2	3	5

Adjusted EBITDA, plus P&I

Adjusted EBITDA, plus P&I is equal to Adjusted EBITDA plus interest income from customer notes receivable and principal proceeds from customer notes receivable net of related revenue. We define Adjusted EBITDA as net income (loss) plus net interest expense, depreciation and amortization expense, income tax expense, financing deal costs, natural disaster losses and related charges, net, losses on extinguishment of long-term debt, realized and unrealized gains and losses on fair value instruments, amortization of payments to dealers for exclusivity and other bonus arrangements, legal settlements and excluding the effect of certain non-recurring items we do not consider to be indicative of our ongoing operating performance such as, but not limited to, acquisition costs, losses on unenforceable contracts, and other non-cash items such as non-cash compensation expense, asset retirement obligation ("ARO") accretion expense, provision for current expected credit losses and non-cash inventory impairments.

Adjusted EBITDA is a non-GAAP financial measure we use as a performance measure. We believe investors and securities analysts also use Adjusted EBITDA in evaluating our operating performance. Our Compensation and Human Capital Committee has chosen this measure as a bonus metric in order to further align the interests of the stockholders and executive management. This measurement is not recognized in accordance with accounting principles generally accepted in the United States of America ("GAAP") and should not be viewed as an alternative to GAAP measures of performance. The GAAP measure most directly comparable to Adjusted EBITDA is net income (loss). The presentation of Adjusted EBITDA should not be construed to suggest our future results will be unaffected by non-cash or non-recurring items. In addition, our calculation of Adjusted EBITDA is not necessarily comparable to Adjusted EBITDA as calculated by other companies.

We believe Adjusted EBITDA is useful to management, investors and analysts in providing a measure of core financial performance adjusted to allow for comparisons of results of operations across reporting periods on a consistent basis. These adjustments are intended to exclude items that are not indicative of the ongoing operating performance of the business. Adjusted EBITDA is also used by our management for internal planning purposes, including our consolidated operating budget, and by our Board of Directors in setting performance-based compensation targets. Adjusted EBITDA should not be considered an alternative to but viewed in conjunction with GAAP results, as we believe it provides a more complete understanding of ongoing business performance and trends than GAAP measures alone. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

Under our loan agreements, the customer obtains financing for the purchase of a solar energy system from us and we agree to operate and maintain the solar energy system throughout the duration of the agreement. Pursuant to the terms of the loan agreement, the customer makes scheduled principal and interest payments to us and has the option to prepay principal at any time in part or in full. Whereas we typically recognize payments from customers under our leases and power purchase agreements

(“PPAs”) as revenue, we recognize payments received from customers under our loan agreements (a) as interest income, to the extent attributable to earned interest on the contract that financed the customer's purchase of the solar energy system; (b) as a reduction of a note receivable on the balance sheet, to the extent attributable to a return of principal (whether scheduled or prepaid) on the contract that financed the customer's purchase of the solar energy system; and (c) as revenue, to the extent attributable to payments for operations and maintenance services provided by us.

While Adjusted EBITDA effectively captures the operating performance of our leases and PPAs, it only reflects the service portion of the operating performance under our loan agreements. We do not consider our types of solar service agreements differently when evaluating our operating performance. In order to present a measure of operating performance that provides comparability without regard to the different accounting treatment among our three types of solar service agreements, we consider interest income from customer notes receivable and principal proceeds from customer notes receivable, net of related revenue, as key performance metrics. We believe these two metrics provide a more meaningful and uniform method of analyzing our operating performance when viewed in light of our other key performance metrics across the three primary types of solar service agreements.

For a reconciliation of Adjusted EBITDA to net income (loss), please refer to page 70 of our Annual Report on Form 10-K. In addition, for interest income from customer notes receivable and principal proceeds from customer notes receivable, net of related revenue, please refer to page 71 of our Annual Report on Form 10-K.

Recurring Operating Cash Flows

We define Recurring Operating Cash Flow as Adjusted Operating Cash Flow less principal payments on our securitizations and corporate capital expenditures, plus sales-related and sales-allocated cash operating expenses and interest expense from our credit warehouses.

We define Adjusted Operating Cash Flow as net cash used in operating activities plus principal proceeds from customer notes receivable and distributions to redeemable noncontrolling interests less payments to dealers for exclusivity and other bonus arrangements, inventory and prepaid inventory purchases and payments of non-capitalized costs related to our IPO. Adjusted Operating Cash Flow is a non-GAAP financial measure we use as a liquidity measure. This measurement is not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of liquidity. The GAAP measure most directly comparable to Adjusted Operating Cash Flow is net cash used in operating activities. We believe Adjusted Operating Cash Flow is a supplemental financial measure useful to management, analysts, investors, lenders and rating agencies as an indicator of our ability to internally fund origination activities, service or incur additional debt and service our contractual obligations. We believe investors and analysts will use Adjusted Operating Cash Flow to evaluate our liquidity and ability to service our contractual obligations. However, Adjusted Operating Cash Flow has limitations as an analytical tool because it does not account for all future expenditures and financial obligations of the business or reflect unforeseen circumstances that may impact our future cash flows, all of which could have a material effect on our financial condition and results from operations. In addition, our calculations of Adjusted Operating Cash Flow are not necessarily comparable to liquidity measures presented by other companies. Investors should not rely on these measures as a substitute for any GAAP measure, including net cash used in operating activities. For a reconciliation of Adjusted Operating Cash Flow to net cash used in operating activities see page 71 of our Annual Report on Form 10-K.

Gross Contracted Customer Value

Our Compensation and Human Capital Committee believes this metric is important as a performance measure because it illustrates whether we are growing at a sustainable rate.

Estimated Gross Contracted Customer Value represents the sum of the present value of the remaining estimated future net cash flows we expect to receive from existing customers during the initial contract term of our leases and PPAs, which are typically 25 years in length, plus the present value of future net cash flows we expect to receive from the sale of related solar renewable energy certificates ("SREC"), either under existing contracts or in future sales, plus the cash flows we expect to receive from energy services programs such as grid services, plus the carrying value of outstanding customer loans on our balance sheet. From these aggregate estimated initial cash flows, we subtract the present value of estimated net cash distributions to redeemable noncontrolling interests and noncontrolling interests and estimated operating, maintenance and administrative expenses associated with the solar service agreements. These estimated future cash flows reflect the projected monthly customer payments over the life of our solar service agreements and depend on various factors including but not limited to solar service agreement type, contracted rates, expected sun hours and the projected production capacity of the solar equipment installed. For the purpose of calculating this metric, we discount all future cash flows at 4% "unless otherwise specified". The anticipated operating, maintenance and administrative expenses included in the calculation of estimated gross contracted customer value include, among other things, expenses related to accounting, reporting, audit, insurance, maintenance and repairs. In the aggregate, we estimate these expenses are $20 per kilowatt per year initially, with 2% annual increases for inflation, and an additional $81 per year non-escalating expense included for energy storage systems. We do not include maintenance and repair costs for inverters and similar equipment as those are largely covered by the applicable product and dealer warranties for the life of the product, but we do include additional cost for energy storage systems, which are only covered by a 10-year warranty.

Cumulative Customer Count as of December 31, 2021

Cumulative customer count as of December 31, 2021, reflects the number of customers of our business. The Compensation and Human Capital Committee chose this as a performance measure as it is the primary indicator of Company growth.

We define number of customers to include every unique individual possessing an in-service product that is subject to a Sunnova lease, PPA or loan agreement, or with respect to which Sunnova is obligated to perform a service under an active agreement between Sunnova and the individual or between Sunnova and a third party. For all solar energy systems or energy storage systems installed by us, in-service means the related solar energy system or energy storage system, as applicable, must have met all the requirements to begin operation and be interconnected to the electrical grid. For all products other than solar energy systems or energy storage systems, which are subject to a loan agreement between Sunnova and a customer, in-service means the customer is obligated to begin making payments to Sunnova under the loan agreement. We do not include in our number of customers any customer possessing a solar energy system or energy storage system under a lease, PPA or loan agreement that has reached mechanical completion but has not received permission to operate from the local utility or for whom we have terminated the contract and removed the solar energy system. We also do not include in our number of customers any customer that has been in default under his or her lease, PPA or loan agreement in excess of six months. We track the total number of customers as an indicator of our historical growth and our rate of growth from period to period.

Service Per Customer

Service represents a transaction that Sunnova, or Sunnova's designee, performs in exchange for a fee from the customer and is counted for the duration of the customer relationship so long as that service is still in effect. A customer relationship is defined by the presence of at least one active agreement such as a service plan or similar offering.

Individual Performance

For each of the executive officers other than Mr. Berger, our Compensation and Human Capital Committee determined the individual performance portion of the annual incentive bonus based on the assessment conducted by Mr. Berger of the officer’s performance and contributions both against individual goals and objectives established for each officer at the beginning of the year and against other relevant factors not covered directly by the individual goals and objectives, including, but not limited to, each officer’s performance and contributions to: overall corporate results; closing of various financing transactions; increase in customers, dealers and sub-dealers; the expansion of product offerings and territory; increase in customer satisfaction results; decrease in field service backlog and other factors as they related to both individual performance and overall Company performance in fiscal year 2021. The competitive compensation data provided by Pearl Meyer for the position held by each officer was also considered, as appropriate. The executive officers were ranked 1-5, which results in an individual performance payout multiple range of 0%-40% A ranking of 1 results in no bonus award.

For fiscal year 2021, our Compensation and Human Capital Committee recognized the Company’s noteworthy performance as evidenced by its achievements, including the increase in year over year financial results, closing of financing transactions, and the continued execution of our growth strategy, among other factors. The Committee also considered the Company’s fiscal year 2021 financial results as compared to fiscal year 2020 financial results and the strategic steps taken by management to position the Company for continued success, to enhance stockholder value and to ensure continued financial performance. In recognition of the Company’s excellent performance in spite of the COVID-19 pandemic, the notable achievements discussed above, each officer’s contributions to the Company’s performance and the Company’s strategic positioning, our Compensation and Human Capital Committee determined to award the individual performance portion of the annual incentive bonus as set forth in the table below.

The Compensation and Human Capital Committee recommended and the independent directors awarded Mr. Berger an amount for the individual performance portion of the annual incentive bonus, primarily based on the assessment of his personal contributions, his leadership, and the performance of the Company in key functional areas as well as the factors set forth above.

Evaluation of Performance Results

For fiscal year 2021, our Compensation and Human Capital Committee reviewed the Company’s overall results against approved corporate performance targets as follows:

Corporate Performance Portion of the Annual Incentive Bonus

In March 2021, our Compensation and Human Capital Committee completed the evaluation of our results and the weighting of metrics discussed above to ensure that the corporate performance portion of the incentive bonus determinations was appropriate and commensurate with the accomplishments posted. The performance multiplier for fiscal year 2021 for named executive officers was as follows:

Corporate Goals and Metrics		Metric Performance Scale
Metric	Weight	Threshold 50%	Target 100%	Stretch 200%	Final Results	Performance Level Achieved	Performance Level Payout	Weighted Payout
Adjusted EBITDA, plus P&I	25%	$160M	$171M	$180M	$178.8M	Between Target and Stretch	186.67%	46.67%
Recurring Operating Cash Flows	10%	($15M)	($5M)	$5M	$2M	Between Target and Stretch	170%	17.00%
Gross Contracted Customer Value (PV4)	15%	$3.9B	$4.1B	$4.3B	$4.3B	Stretch	200%	30.00%
Cumulative Customer Count as of 12/31/21	15%	147.6k	155.4k	170.9k	195.4k	Above Stretch	200%	30.00%
Service per Customer	15%	3.67	3.7	3.72	3.53	Below Threshold	—%	—%
Individual Performance	20%	2	3	5			0% - 200%	0% - 40%
Total	100%							123.67% - 163.67%

Final Bonus Determination

Our Compensation and Human Capital Committee completed the evaluation of our results and the weighting of metrics discussed above to ensure the incentive bonus determinations, which are intended to reward the performance and contributions of our executive officers, were appropriate and commensurate with the results of our performance against Company metrics and individual performance.  In addition, our Compensation and Human Capital Committee reviewed the market survey information provided by Pearl Meyer to ensure that the incentive bonus amounts resulting from this evaluation fully support our compensation philosophy and are closely aligned with stockholder interests. Our Compensation and Human Capital Committee made the final bonus determinations for our named executive officers as follows:

	Mr. Berger	Mr. Lane	Mr. Hillstrand	Mr. Baker	Mr. Grasso	Mr. Santo Salvo
Annual Base Salary	$450,000	$375,000	$325,000	$325,000	$325,000	$325,000
Approved Target Annual Incentive Opportunity as % of Annual Salary	150%	75%	75%	75%	75%	75%
Bonus Target Amount; Target x Annual Base Salary	$675,000	$281,250	$243,750	$243,750	$243,750	$243,750
Performance Multiplier	153.67%	163.67%	143.67%	153.67%	153.67%	143.67%
Total Bonus Amount	$1,000,000	$460,313	$350,188	$374,564	$374,564	$350,188
Total Bonus Amount as % of Target Annual Incentive Opportunity	148%	164%	144%	154%	154%	144%

In order to preserve cash and manage liquidity, our Compensation and Human Capital Committee split the payment of the award 50% in cash and 50% in Company common stock.

Long-Term Stock Incentive Awards

Our Compensation and Human Capital Committee considers stock ownership by management through stock-based compensation arrangements beneficial in aligning management’s and stockholders’ interests.  Under the provisions of our stockholder-approved Sunnova Energy International Inc. 2019 Long-Term Incentive Plan (the “2019 Plan”), our Compensation and Human Capital Committee has the ability to grant stock options, restricted stock and restricted stock unit awards, stock appreciation rights (“SARs”), performance units, common stock, and cash awards to eligible employees including our NEOs, and to grant nonqualified stock options, restricted stock and restricted stock unit awards, SARs, performance units, common stock, and cash awards to eligible directors.

Our Compensation and Human Capital Committee grants long-term incentive awards to our executive officers, including our named executive officers, in line with competitive market norms based upon each officer’s performance in a fiscal year.  These awards are primarily designed to tie a substantial portion of each executive officer’s compensation to longer-term future performance of the Company and to support the philosophy adopted by our Compensation and Human Capital Committee.  The grant determinations are made by our Compensation and Human Capital Committee using, as a reference, the relevant competitive market information and recommendations provided to our Compensation and Human Capital Committee by our compensation consultant, in order to provide an appropriate level of total direct compensation compared to compensation of executive officers in our compensation peer group. Our Compensation and Human Capital Committee sets the individual grant values to reflect (a) the level of responsibility of each executive officer and his or her potential impact on the long-term success of the business, (b) the intent to encourage distinctive levels of long-term performance and contributions, (c) talent retention considerations as appropriate, and (d) tenure with the Company.  We do not time the release of material nonpublic information for the purpose of affecting the value of executive compensation.

Determination of Awards

For fiscal year 2021, our Compensation and Human Capital Committee awarded annual grants of restricted stock units to our named executive officers.  Our Compensation and Human Capital Committee reviewed information and recommendations provided by Pearl Meyer to our Compensation and Human Capital Committee, as well as relevant information provided by the Company’s outside legal and tax counsel.

To determine long-term incentive awards granted in a year, our Compensation and Human Capital Committee first approves a target aggregate grant date fair value to be awarded to each named executive officer. The target aggregate grant date fair value is then allocated among the types of awards granted for such year.

Fiscal Year 2021 Long-Term Incentive Award Grants

In February 2021, our Compensation and Human Capital Committee reviewed our long-term incentive compensation program and determined to introduce performance based awards in addition to the time-vested restricted stock units. Restricted stock units granted in 2021 comprised 75% of the target aggregate grant date fair value, and vest 25% on each of the first and second anniversaries of the date of grant, and 50% on the third anniversary of the date of grant. The performance based award comprised 25% of the target aggregate grant date fair value and was issued in the form of a premium stock option that vests 25% on each of the first and second anniversaries of the date of grant, and 50% on the third anniversary of the date of grant, and the exercise price is 110% of the closing price on the date of grant. The number of options awarded was determined using an independent Black-Scholes valuation on the date of grant. The Compensation and Human Capital Committee believes in pay for performance, and desires to implement a performance-based culture. The Committee believed that 25% of the target aggregate grant date fair value of the long-term incentive award being performance-based was appropriate as the executive compensation program transitions from a private company to a publicly-traded corporation. In addition to the grant of a performance based award, the Compensation and Human Capital Committee changed the vesting schedule for the 2021 grant of time-vested restricted stock units from vesting in one-third increments on each of the first three anniversaries of the date of grant to the vesting 25% on each of the first and second anniversaries of the date of grant, and 50% on the third anniversary of the date of grant.

The Compensation and Human Capital Committee approved long-term incentive awards for fiscal year 2021 to our named executive officers as follows:

Name	Percentage of Base Salary	Target Aggregate Grant Date Fair Value(1)	Restricted Stock Units(2)	Premium Stock Option(3)
William J. Berger	444%	$2,000,000	—	—
Robert L. Lane	275%	$962,500	19,605	13,113
Kris W. Hillstrand	275%	$893,750	18,205	12,176
Walter A. Baker	275%	$893,750	18,205	12,176
Michael Grasso	275%	$893,750	18,205	12,176
John Santo Salvo	275%	$893,750	18,205	12,176

(1)A target aggregate grant date fair value of $2,000,000 was approved for Mr. Berger in May 2019. However due to his restricted stock unit award grant in connection with our IPO in 2019, he was not eligible for consideration of an award grant until the 2022 award cycle.
(2)For fiscal year 2021, the number of restricted stock units awarded was determined by dividing 75% of the target aggregate grant date fair value by the grant date fair value of a restricted stock unit on the date of grant. The grant date fair value of restricted stock units granted for fiscal year 2021 was determined in accordance with ASC Topic 718 and was based on the fair market value of our common stock on the date of grant. Under SEC rules, the grant date fair values exclude the impact of estimated forfeitures related to service-based vesting conditions.
(3)For fiscal year 2021, 25% of the target aggregate grant date fair value was issued in premium stock options, the number of which was determined by using Black-Scholes methodology in accordance with ASC Topic 718.

Severance Agreements

We believe that the competitive marketplace for executive level talent and our desire to minimize turnover and retain our executive officers, including our named executive officers, requires us to provide certain severance benefits. We also believe the provision of these benefits serves the interests of our stockholders by encouraging certain valued employees to remain employed with the Company in the event of a change of control. The Company has entered into Change of Control Agreements with each named executive officer, including Mr. Berger, in replacement of any prior employment or other severance agreement entered into between the Company and the executive. The agreements standardize "double trigger" change of control benefits for our executive officers and provide benefits that are competitive to those provided by our compensation peer group. Each agreement contains requirements for payments relating to termination of employment other than for cause following a change of control. For more information regarding change of control arrangements, see “Executive Compensation-Potential Payments Upon Termination or Change of Control.”

Our Compensation and Human Capital Committee believes the provision of such change of control benefits is competitive and appropriate in light of our compensation peer group. In reaching such determination, our Compensation and Human Capital Committee considered our compensation consultant’s change of control analysis, surveys, and reviewed the amounts payable by the compensation peer group to similarly situated executives in the event of a termination of employment in connection with a change of control.

Benefits relating to termination of employment in a post change of control employment period payable to Mr. Berger and the other named executive officers were considered as part of their overall compensation packages.

Perquisites and Benefits

Named executive officers are eligible to participate in the Company’s benefit plans on the same terms as other employees. The Company’s 401(k) Retirement Plan (the “Retirement Plan”) is a safe harbor qualified defined contribution plan which allows employees, including named executive officers, to save for retirement through a tax-advantaged combination of employee and Company contributions. For safe harbor matching contributions, employee contributions are matched by the Company up to 100% of the first 3% of salary contributed by the employee plus 50% of salary contributed between 3% and 5% of salary contributed. Safe harbor matching contributions are 100% vested. Each year the Company may also make a discretionary profit-sharing contribution to the Retirement Plan, which to date the Company has not made.

The Company also provides named executive officers with perquisites and other personal benefits that the Company and our Compensation and Human Capital Committee believe are reasonable and consistent with its overall compensation program. Such perquisites are detailed in All Other Compensation in the Summary Compensation Table.

Stock Ownership Policy

In furtherance of the Board of Director’s goal of promoting sound corporate governance practices, our Stock Ownership Policy assists in aligning the financial interests of the directors and senior employees with our stockholders. We believe that it is important that directors and senior employees maintain a certain level of ownership of shares of our common stock, and this policy is designed to help achieve this objective and further highlight and promote our commitment to sound corporate governance. For purposes of determining stock ownership, equity award grants are considered owned for purposes of this policy, executive officers and directors subject to this policy are required to achieve a minimum ownership requirement by five years from the later of (i) January 1, 2020 or (ii) the date of being elected a director, being named an executive officer or otherwise being designated as a covered employee, or the date of the promotion that causes a covered employee to be subject to a greater ownership requirement. Upon achieving his or her respective minimum ownership requirement, each director or covered employee must continue to maintain the minimum ownership requirement at all times during a given calendar year and for so long as the director or covered employee remains subject to this policy.

Each director and covered employee must maintain the number of qualifying shares of common stock, as defined in the policy, with a fair market price equal to a multiple of the director’s base annual retainer or the covered employee’s annual base salary. The ownership requirements are as follows:

•for independent directors that receive compensation, the minimum ownership requirement is three times the base annual retainer.

•for Mr. Berger, the minimum ownership requirement was set at six times his annual base salary; and

•and for Messrs. Lane, Hillstrand, Baker, Grasso and Santo Salvo, the minimum ownership requirement was set at three times their respective annual base salary.

By the first day of February of each year, covered directors and covered employees will be required to certify to the Compensation and Human Capital Committee their holdings of common stock and level of compliance with their minimum ownership requirement.

The failure by a director or covered employee to meet or to demonstrate sustained progress toward the achievement of the applicable minimum ownership requirement will result in the imposition of a restriction on sales of common stock and may result in a reduction in the value of future long term incentive grants or exclusion from future grants until compliance is achieved.

Assessment of Risk and Recovery of Compensation

Our Audit Committee and Board of Directors employ a risk management process conducted periodically to ensure that potential risks that might arise from any of our executive compensation practices and policies do not result in potential adverse impact on the Company, financially or otherwise. Our industry is experiencing tremendous growth and expansion of our employee population base, causing more extensive reviews and competitive strategies to attract and retain top talent. Consequently, our Compensation and Human Capital Committee conducted a Compensation Risk Assessment in October 2021 to confirm our compensation practices as they relate to five categories: potential award amounts, pay mix, metric selection, award caps, and governance process. The Compensation and Human Capital Committee reviewed the policies and guidelines underlying our executive compensation determinations and concluded that the following factors promote the creation of long-term value and thereby discourage behavior that leads to excessive or unnecessary risk:

•individual cash incentives are made within the boundaries of approved fixed maximum awards as applicable to each named executive officer;
•the corporate metrics under our short-term incentive plan are strategically designed so that any one individual executive cannot manipulate the performance metric outcome and thereby, positively impact their compensation payout;
•the members of our Compensation and Human Capital Committee who approve final bonus recommendations are independent;
•under our long-term incentive plan, we utilize a mix of grant types to reward pay for performance, and at the executive level, we have most recently awarded a mix of premium stock options and restricted stock units;
•our long-term incentive plan performance goals are aligned with stockholder interests;
•at the executive level, the Compensation and Human Capital Committee of the Board engages and appoints an independent compensation consultant to review executive compensation on an annual basis, or as requested, targeting a competitive market range at the 50th percentile;
•we enforce a stock ownership policy and a clawback provision to mitigate risk within our executive ranks; and
•we annually review and assess our compensation practices with the appointed compensation consultant.

Based on our review, we have determined our compensation programs and practices are not reasonably likely to encourage excessive and unnecessary risk taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on the Company. In addition, in the event the Company or the Committee determines an NEO has taken unlawful action detrimental to the Company or violated Company policy, we maintain clawback provisions in our long-term incentive awards that allow for the forfeiture or recovery of stock or amounts paid or payable to the NEO.

Tax Considerations

Section 162(m) of the Code limits the deductibility of compensation paid to each of our named executive officers to $1 million annually for federal income tax purposes subject to transition relief for compensation arrangements entered into prior to our IPO. In designing compensation plans and making compensation decisions, our Compensation and Human Capital Committee considers the potential deductibility of the proposed compensation. However, our Compensation and Human Capital Committee may elect to approve compensation that exceeds the limit in order to ensure competitive levels of compensation for our executive officers and if it believes that such compensation is in the best interests of the Company and its stockholders. As a result, certain compensation paid to our named executive officers may not be deductible by the Company for tax purposes. Although the deductibility of compensation is a consideration evaluated by our Compensation and Human Capital Committee, our Compensation and Human Capital Committee believes that the lost deduction on compensation payable in excess of the $1 million limitation is not material relative to the benefit of being able to attract and retain talented management. We have also awarded compensation that might not be fully tax deductible when such grants were nonetheless in the best interest of us and our stockholders. Accordingly, our Compensation and Human Capital Committee will continue to retain the discretion to pay compensation that is subject to the $1 million deductibility limit.

Compensation and Human Capital Committee Report

Our Compensation and Human Capital Committee has reviewed and discussed with Company management the Compensation Discussion and Analysis included in this proxy statement. Based on that review and discussion, our Compensation and Human Capital Committee has recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation and Human Capital Committee:

•Nora Mead Brownell- Chair
•Rahman D'Argenio
•Mark Longstreth
•Michael C. Morgan

April 7, 2022

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing information about the relationship of the total annual compensation of William J. Berger, our chief executive officer (“CEO”), to the total annual compensation of our median employee. The Company believes that the ratio of pay included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

As of December 31, 2021, our last completed fiscal year:

•We have estimated that the total annual compensation of our median employee (other than Mr. Berger) was $56,908; and

•The total annual compensation of our CEO, as reported in the Summary Compensation Table, was $1,465,350. (As noted in Fiscal Year 2021 Long-Term Incentive Award Grants above, due to Mr. Berger's restricted stock unit award grant in connection with our IPO in 2019, he was not eligible for consideration of an LTIP award grant until the 2022 award cycle, which affects the ratio described in this section.).

Based on this information, for 2021, the ratio of the total annual compensation for Mr. Berger, our CEO, to the total annual compensation of our median employee, was 26 to 1.

In order to determine this ratio, we first identified one of our employees as the median employee by reviewing regular wages and overtime pay of all of our employees as of December 31, 2021, the last day of our fiscal year.

Once we identified the median employee, we then determined the total annual compensation for 2021 of that employee using the same rules that apply to reporting compensation for our Named Executive Officers in the 2021 Summary Compensation Table.

The pay ratio disclosure rules allow companies to adopt a variety of methodologies, to apply exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies in calculating their own pay ratios.

EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE

Name and Principal Position(1)	Year	Salary	Bonus	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation (4)	All Other Compensation (5)	Total
William J. Berger (President and Chief Executive Officer)	2021	$450,000	$—	$500,000	$—	$500,000	$15,350	$1,465,350
	2020	$450,000	$—	$863,172	$—	$269,354	$11,400	$1,593,926
	2019	$434,664	$—	$10,385,758	$—	$3,378,358	$49,031	$14,247,811
Robert Lane (Executive Vice President and Chief Financial Officer)	2021	$363,542	$—	$952,032	$240,625	$230,157	$13,750	$1,800,106
	2020	$350,000	$—	$1,242,232	$—	$49,364	$11,502	$1,653,098
	2019	$203,045	$—	$836,992	$—	$154,652	$1,312	$1,196,001
Kris Hillstrand (Executive Vice President of Technology and Chief Operating Officer)	2021	$325,000	$—	$845,407	$223,437	$175,094	$124,888	$1,693,826
	2020	$325,000	$—	$1,205,451	$—	$55,006	$148,689	$1,734,146
	2019	$325,000	$—	$807,109	$—	$279,304	$156,921	$1,568,334
Walter A. Baker (Executive Vice President, General Counsel and Secretary)	2021	$325,000	$—	$857,595	$223,437	$187,282	$9,784	$1,603,098
	2020	$321,875	$—	$1,191,701	$—	$55,006	$11,400	$1,579,982
	2019	$314,167	$—	$779,600	$—	$230,400	$11,281	$1,335,448
Michael Grasso (Executive Vice President, Chief Marketing and Growth Officer)	2021	$325,000	$—	$857,595	$223,437	$187,282	$9,784	$1,603,098
	2020	$318,750	$—	$941,701	$—	$55,006	$11,400	$1,326,857
	2019	$315,000	$—	$556,313	$—	$189,000	$12,755	$1,073,068
John Santo Salvo (Executive Vice President, Chief Commercial Officer - Dealers and Supply Chain)	2021	$325,000	$—	$845,407	$223,437	$175,094	$10,034	$1,578,972
	2020	$309,375	$—	$911,701	$—	$55,006	$11,400	$1,287,482
	2019	$300,000	$—	$671,500	$—	$216,000	$11,200	$1,198,700
_____________

(1)Mr. Lane joined the Company on May 22, 2019, and his compensation for 2019 reflects pro-ration for his partial year of service. Mr. Lane's salary increase for 2021 was effective June 1, 2021.

(2)The amounts disclosed in this column include the grant date fair value of the restricted stock awards granted to each named executive officer. Under SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The grant date fair value of the awards is calculated using the closing price of our common stock on the date of grant. For additional information, see Note 15 to our consolidated financial statements in our

2021 Form 10-K. The amounts also include the grant date fair value of the restricted stock award granted as part of the Short-Term Incentive Plan compensation as follows:

Name	Year	Grant Date Fair Value of Short-Term Incentive Award	Restricted Stock Units
William J. Berger	2021	$500,000	21,598
	2020	$863,172	20,134
	2019	$385,758	33,544
Robert L. Lane	2021	$230,157	9,941
	2020	$279,732	6,525
	2019	$86,992	7,564
Kris W. Hillstrand	2021	$175,094	7,563
	2020	$311,701	7,270
	2019	$157,109	13,661
Walter A. Baker	2021	$187,282	8,089
	2020	$311,701	7,270
	2019	$129,600	11,269
Michael Grasso	2021	$187,282	8,089
	2020	$311,701	7,270
	2019	$106,313	9,244
John Santo Salvo	2021	$175,094	7,563
	2020	$311,701	7,270
	2019	$221,500	19,260

(3)    The amounts disclosed in this column represent the aggregate grant date fair value of non-qualified stock options granted to each named executive officer. Under SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The grant date fair value of the awards is calculated using the closing price of our common stock on the date of grant. For additional information, see Note 15 to our consolidated financial statements in our 2021 Form 10-K.

(4)    The amounts disclosed in this column reflect the formulaic cash bonus awards earned for performance in the designated fiscal year but which are paid in March of the following fiscal year. See “Compensation Discussion and Analysis - Components of Our Executive Compensation Program - Annual Incentive Bonuses.” In March 2018, we entered into a Bonus Agreement with Mr. Berger (the “Bonus Agreement”) which provided that each year beginning January 1, 2019, one-fourth of the outstanding loan balance (and related accrued and unpaid interest) under the promissory notes executed by Mr. Berger and Jackson Leigh Ventures, LLC, an entity controlled by Mr. Berger, in favor of Sunnova Energy Corporation, in combined aggregate principal amounts totaling $1,702,523 (the “JLV Notes”), was to be forgiven provided that Mr. Berger remained employed through each applicable forgiveness date, such that the full amount of the JLV Notes would be forgiven as of January 1, 2022. In connection with the Bonus Agreement, Mr. Berger’s historical employment agreement was amended to increase his bonus potential to 175% of base salary (from 125% of base salary). In the event that Mr. Berger’s employment was terminated due to his death or permanent disability, the Bonus Agreement provided that the full amount of the then outstanding balance of the JLV Notes (and related accrued interest) would be forgiven. In January 2019, one-fourth of the balance of the JLV Notes was forgiven pursuant to the Bonus Agreement. On June 20, 2019, as additional bonus compensation, the remaining principal and interest in the amount of $1,374,896 associated with the JLV Notes was forgiven, and Sunnova Energy Corporation agreed to pay Mr. Berger a bonus to reimburse him for the expected tax liability associated with such forgiveness of $892,039. Amounts in this column for Mr. Berger for 2019 includes, as additional bonus compensation, $1,800,527 associated with the forgiveness of the remaining JLV Notes, and the payment of a bonus as a reimbursement for the expected tax liability associated with such forgiveness of $892,039.

(5)    All other compensation includes the following amounts:

Name	Year	401(k) Match(a)	Dual Living(b)	Travel Reimbursement	Spousal Travel(c)	Prizes - Gift Cards	Dues	Executive Physical	Total
William J. Berger	2021	$11,600	$—	$—	$—	$—	$3,750	$—	$15,350
Robert L. Lane	2021	$11,600	$—	$—	$—	$—	$—	$2,150	$13,750
Kris W. Hillstrand	2021	$6,534	$58,354	$60,000	$—	$—	$—	$—	$124,888
Walter A. Baker	2021	$9,784	$—	$—	$—	$—	$—	$—	$9,784
Michael Grasso	2021	$9,784	$—	$—	$—	$—	$—	$—	$9,784
John Santo Salvo	2021	$9,784	$—	$—	$—	$250	$—	$—	$10,034

(a) Amounts reflect matching contributions made for the referenced fiscal year on behalf of each named executive officer to the Company’s 401(k) plan.
(b) Amount reflects payment of Mr. Hillstrand's living expenses in Houston, TX. Amount reflects actual cost to the Company and taxes paid by the Company associated with the taxable amount imputed to Mr. Hillstrand.

GRANTS OF PLAN-BASED AWARDS DURING FISCAL YEAR 2021

The following table presents information regarding grants of equity-based awards made to our named executive officers during 2021.

Name	Grant Date	All Other Stock Awards: Number of Shares(1)	All Other Option Awards: Number of Securities Underlying Options(2)	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock Awards(3)	Grant Date Fair Value of Option Awards (4)
William J. Berger	3/11/2021	20,134	—	$—	$863,145	$—
Robert L. Lane	3/11/2021	6,525	—	$—	$279,727	$—
	3/22/2021	19,605	—	$—	$721,856	$—
	3/22/2021	—	13,113	$40.5	$—	$240,624
Kris W. Hillstrand	3/11/2021	7,270	—	$—	$311,665	$—
	3/22/2021	18,205	—	$—	$670,308	$—
	3/22/2021	—	12,176	$40.5	$—	$223,430
Walter A. Baker	3/11/2021	7,270	—	$—	$311,665	$—
	3/22/2021	18,205	—	$—	$670,308	$—
	3/22/2021	—	12,176	$40.5	$—	$223,430
Michael Grasso	3/11/2021	7,270	—	$—	$311,665	$—
	3/22/2021	18,205	—	$—	$670,308	$—
	3/22/2021	—	12,176	$40.5	$—	$223,430
John Santo Salvo	3/11/2021	7,270	—	$—	$311,665	$—
	3/22/2021	18,205	—	$—	$670,308	$—
	3/22/2021	—	12,176	$40.5	$—	$223,430

(1)    These restricted stock unit awards were made pursuant to our 2019 Long-Term Incentive Plan. Restricted stock units issued March 11, 2021 were a portion of each NEOs annual incentive plan compensation and vested on issuance. Restricted stock units issued March 22, 2021 were a portion of the long-term incentive plan award and vest 25% on each of the first and second anniversaries of the date of grant, and 50% on the third anniversary of the date of grant.

(2)    These premium stock options were made pursuant to our 2019 Long-term Incentive Plan and vest 25% on each of the first and second anniversaries of the date of grant, and 50% on the third anniversary of the date of grant, and the exercise price is 110% of the closing price on the date of grant.

(3)    The amounts disclosed in this column represent the aggregate grant date fair value of the restricted stock unit awards granted to each named executive officer. Under SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The grant date fair value of the awards is calculated using the closing price of our common stock on the date of grant. For additional information, see Note 15 to our consolidated financial statements in our 2021 Form 10-K.
(4)     The amounts disclosed in this column represent the aggregate grant date fair value of the premium stock options granted to each named executive officer. The target grant date fair value was issued in premium stock options, the number of which was determined by using Black-Scholes methodology in accordance with ASC Topic 718.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

			Option Awards				Stock Awards
Name	Grant Date		Number of Securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable	Option exercise price	Option expiration date	Number of shares or units of stock that have not vested(5)	Market value of share or units that have not vested(6)
William J. Berger	4/7/2016		470,521	—	$24.87	4/7/2026
	4/7/2016		1,176,303	—	$12.44	4/7/2026
	4/2/2018		40,720	—	$27.16	4/2/2028
	4/2/2018		143,163	—	$13.58	4/2/2028
	7/29/2019(1)						595,239	$16,619,073
		Total	1,830,707	—			595,239	$16,619,073

Robert L. Lane			—	13,113	$40.50	3/22/2031
							20,834	$581,685
							55,797	$1,557,852
							19,605	$547,372
		Total	—	13,113			96,236	$2,686,909

Kris W. Hillstrand			—	12,176	$40.50	3/22/2031
	7/29/2019(2)						18,056	$504,124
	3/12/2020(3)						51,812	$1,446,591
	3/22/2021(4)						18,205	$508,284
		Total	—	12,176			88,073	$2,458,999

Walter A. Baker			—	12,176	$40.50	3/22/2031
							18,056	$504,124
							51,014	$1,424,311
							18,205	$508,284
		Total	—	12,176			87,275	$2,436,719

Michael Grasso			64,294	—	$24.87	1/29/2028
			90,021	—	$12.44	1/29/2028
			—	12,176	$40.50	3/22/2031
	7/29/2019(2)						12,500	$349,000
	3/12/2020(3)						36,522	$1,019,694
	3/22/2021(4)						18,205	$508,284
		Total	154,315	12,176			67,227	$1,876,978

John Santo Salvo			—	12,176	$40.50	3/22/2031
	7/29/2019(2)						12,500	$349,000
	3/12/2020(3)						34,782	$971,113
	3/22/2021(4)						18,205	$508,284
		Total	—	12,176			65,487	$1,828,397

(1)    Vests one-seventh per year over seven years beginning on the first anniversary of the date of grant
(2)    Vests one-third per year over three years beginning on the first anniversary of the date of grant.
(3)    Vests one-third per year over three years beginning on the first anniversary of the date of grant.
(4)    Vests 25%, 25%, and 50% over three years beginning on the first anniversary of the date of grant.

(5)    These restricted stock unit awards were made pursuant to our 2019 Long-Term Incentive Plan ("2019 Plan"). All awards are subject to acceleration of vesting upon the occurrence of certain events related to termination of employment or change of control of the Company.

(6)    With respect to restricted stock units, the amounts set forth in this column include the number of shares subject to such awards multiplied by $27.92, the closing price of our common stock on December 31, 2021.

Option Exercises and Stock Vested During Fiscal Year 2021

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
William J. Berger	—	$—	291,772	$9,486,682
Robert L. Lane	—	$—	83,653	$3,046,780
Kris W. Hillstrand	217,219	$8,745,474	82,946	$3,085,221
Walter A. Baker	—	$—	80,156	$2,966,618
Michael Grasso	—	$—	59,774	$2,236,610
John Santo Salvo	258,923	$8,202,057	68,921	$2,625,449

Equity Compensation Plans

The table below provides information relating to our equity compensation plans as of December 31, 2021, all of which have been approved by our stockholders:

Number of shares of common stock to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights (2)	Number of shares of common stock available for future issuance under equity compensation plans (excluding securities to be issued upon exercise of outstanding options) (3)
4,415,604	$16.71	4,402,690

(1)This column reflects all shares of common stock subject to outstanding options and RSUs granted under the following plans as of December 31, 2021: the 2013 Stock Option Plan of Sunnova Energy Corporation, the Stock Option Plan of Sunnova Energy Corporation and the 2019 Long-Term Incentive Plan (“LTIP”).
(2)The weighted average exercise price relates solely to outstanding stock options since shares subject to the RSUs have no exercise price.
(3)The number of shares for issuance under the LTIP will be increased on the first day of each fiscal year beginning with the 2020 fiscal year, in an amount equal to the lesser of (i) the Company’s common stock on the last day of the immediately preceding fiscal year or (ii) such number of shares determined by our Board.

Potential Payments upon Termination or Change in Control

A form of Executive Change of Control Severance Agreement (the “Executive Severance Agreement”) was adopted by our Board and entered into by each current executive officer of the Company in July 2019 in replacement of any employment, executive or other change of control agreement in effect at such time.

Under the terms of the Executive Severance Agreements, upon a termination of employment by us without “cause” prior to a “change in control” (as those terms are defined in the applicable Executive Severance Agreement), our executive officers, including the NEOs will be eligible to receive (i) 50% of the NEO’s then-current annual base salary, payable in installments over the six-month period beginning with the date of termination, (ii) a prorated target annual bonus (as defined below), payable in installments over the six-month period beginning with the date of termination and (iii) reimbursement of the excess cost of COBRA continuation medical coverage over the cost of medical coverage for our active employees for six months. These severance payments are contingent upon the NEO’s execution of a waiver and release of claims and compliance with non-competition and non-solicitation obligations for a six-month period beginning on the date of termination of the NEO. Upon a termination of employment by us without cause or by the NEO for good reason within 24 months following a change in control (as defined in the Executive Severance Agreement), our NEOs will be entitled to (i) 2.0 times the NEO’s then current annual base salary plus 1.0 times (or 1.5 times, in the case of Mr. Berger) the NEO’s target annual bonus (as defined below), payable in lump sum 60 days after the date of termination, (ii) a prorated target annual bonus, payable in lump sum 60 days after the date of termination and (iii) continued coverage at no cost under the group health plans in which the NEO and dependents participated in immediately prior to the date of termination for the 18 month period following termination. The target annual bonus is the greater of (1) the NEO’s target annual bonus opportunity, determined by our board of directors for the year in which the NEO’s termination occurs or, if no target annual bonus has been established for the year in which the NEO’s termination occurs, the target annual bonus for the preceding year or (2) the NEO’s target annual bonus for the year in which the change in control of the Company occurs.

Potential Payments Table

The information below describes and quantifies certain compensation that would become payable under existing plans and arrangements if the executive’s employment had terminated on December 31, 2021, given the executive’s compensation as of such date and, if applicable, based on the closing price of our common stock on December 31, 2021. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different than the estimates presented in the table. Factors that could affect these amounts include the timing of any such event and our stock price.

Executive	Benefit	Change of Control without Termination	Change of Control with Termination w/o Cause or for Good Reason	Termination by Executive	Retirement	Death or Disability(1)	Termination Without Cause prior to Change of Control
William J. Berger	Salary	$—	$900,000	$—	$—	$—	$225,000
	Bonus	—	1,687,500	—	—	—	675,000
	Benefit Continuation	—	47,178	—	—	47,178	12,643
	Stock Awards (2)	16,619,073	16,619,073	—	—	16,619,073	—
	Option Awards	—	—	—	—	—	—
	Total	$16,619,073	$19,253,751	$—	$—	$16,666,251	$912,643

Robert L. Lane	Salary	$—	$750,000	$—	$—	$—	$187,500
	Bonus	—	562,500	—	—	—	281,250
	Benefit Continuation	—	47,178	—	—	47,178	12,643
	Stock Awards (2)	2,686,909	2,686,909	—	—	2,686,909	—
	Option Awards	—	—	—	—	—	—
	Total	$2,686,909	$4,046,587	$—	$—	$2,734,087	$481,393

Kris Hillstrand	Salary	$—	$650,000	$—	$—	$—	$162,500
	Bonus	—	487,500	—	—	—	243,750
	Benefit Continuation	—	47,178	—	—	47,178	12,643
	Stock Awards (2)	2,458,998	2,458,998	—	—	2,458,998	—
	Option Awards	—	—	—	—	—	—
	Total	$2,458,998	$3,643,676	$—	$—	$2,506,176	$418,893

Walter A. Baker	Salary	$—	$650,000	$—	$—	$—	$162,500
	Bonus	—	487,500	—	—	—	243,750
	Benefit Continuation	—	30,402	—	—	30,402	8,147
	Stock Awards (2)	2,436,718	2,436,718	—	—	2,436,718	—
	Option Awards	—	—	—	—	—	—
	Total	$2,436,718	$3,604,620	$—	$—	$2,467,120	$414,397

Michael Grasso	Salary	$—	$650,000	$—	$—	$—	$162,500
	Bonus	—	487,500	—	—	—	243,750
	Benefit Continuation	—	42,414	—	—	42,414	11,366
	Stock Awards (2)	1,876,978	1,876,978	—	—	1,876,978	—
	Option Awards	—	—	—	—	—	—
	Total	$1,876,978	$3,056,892	$—	$—	$1,919,392	$417,616

John Santo Salvo	Salary	$—	$650,000	$—	$—	$—	$162,500
	Bonus	—	487,500	—	—	—	243,750
	Benefit Continuation	—	47,178	—	—	47,178	12,643
	Stock Awards (2)	1,828,397	1,828,397	—	—	1,828,397	—
	Option Awards	—	—	—	—	—	—
	Total	$1,828,397	$3,013,075	$—	$—	$1,875,575	$418,893

(1)Benefit continuation for death or disability only occurs following a change in control.
(2)Amount determined by the product of $27.92, the closing price of our common stock as of December 31, 2021, and the number of shares that have not vested.

Compensation and Human Resources Committee Interlocks and Insider Participation

During 2021, Ms. Brownell (Chair) and Messrs. D’Argenio , Longstreth and Morgan served on our Compensation and Human Capital Committee. No member of our Compensation and Human Capital Committee is or was an officer or employee of the Company. During 2021, no executive officer of the Company served as (i) a member of the Compensation and Human Capital Committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on our Compensation and Human Capital Committee, (ii) a director of another entity, one of whose executive officers served on our Compensation and Human Capital Committee, or (iii) a member of the Compensation and Human Capital Committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as our director.

PROPOSAL NO. 2
ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, our Board of Directors is submitting a “Say on Pay” proposal to our stockholders for consideration. This proposal provides stockholders with the opportunity to cast a non-binding, advisory vote on the Company’s executive compensation program. Our overall compensation program is intended to ensure that the compensation and incentive opportunities provided to our executives and employees remain competitive and provide the motivation to deliver the extra effort that leads to returning value to our stockholders. The primary objective of our executive compensation program is to provide competitive pay opportunities that are commensurate with the Company’s performance, that recognize individual initiative and achievements and that enable us to retain and attract qualified executive officers who are focused on our goals and long term success. The Board of Directors invites you to review carefully the Compensation Discussion and Analysis and the tabular and other disclosures on executive compensation contained herein. While the vote does not bind the Board of Directors to any particular action, the Board of Directors values the input of our stockholders, and will take into account the outcome of this vote in considering future compensation arrangements.

Accordingly, our Board of Directors is requesting stockholders to approve the following resolution:

"RESOLVED, that the compensation paid to Sunnova's named executive officers, as disclosed pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, narrative disclosures, and other related disclosure, is hereby approved."

Vote Required

A majority of the votes cast by holders of shares of Company common stock represented at the Annual Meeting and voting "for" or "against" the proposal is required to approve the proposal.

Recommendation of the Board

Our Board recommends a vote “FOR” approval of the compensation paid by the Company to its named executive officers as described in this proxy statement.

PROPOSAL NO. 3
PROPOSAL TO APPROVE THE SUNNOVA ENERGY INTERNATIONAL INC. EMPLOYEE STOCK PURCHASE PLAN
Introduction

The Sunnova Energy International Inc. Employee Stock Purchase Plan (the “ESPP”) was approved by the Board of Directors (the “Board”) on February 23, 2022, subject to stockholder approval. There are 750,000 shares of common stock initially reserved for issuance under the ESPP. In this Proposal 3, we are requesting approval by our stockholders of the ESPP. If this Proposal 3 is approved by our stockholders, the ESPP will become effective as of the date of the Annual Meeting. In the event that our stockholders do not approve this Proposal 3, the ESPP will not become effective.

Summary of the ESPP

The summary of the ESPP provided below is a summary of principal features of the plan. This summary, however, does not purport to be a complete description of all of the provisions of the ESPP. It is qualified in its entirety by references to the full text of the ESPP. Stockholders are encouraged to read the actual text of the ESPP, which is appended to this proxy statement as filed with the SEC as Appendix A and incorporated herein by reference.

Purpose. The purpose of the ESPP is to provide employees of the Company and participating subsidiaries with the opportunity to purchase Company common stock and, therefore, to have an additional incentive to contribute to the prosperity of the Company.

The ESPP includes two components - a 423 Component and a Non-423 Component (as each such term is defined in the ESPP). The 423 Component is designed to allow eligible employees to purchase shares of common stock in a manner that is intended to qualify for favorable tax treatment under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). In addition, purchase rights may be granted under a Non-423 Component which does not by operation of law qualify for such favorable tax treatment. Any Non-423 Component will operate and be administered in the same manner as the 423 Component unless otherwise required under the ESPP.

Administration. The ESPP will be administered by the Compensation and Human Capital Committee of Board (the “committee”), provided that, the committee may delegate duties to the employee or other committees of the Company (the “administrator”). The administrator will interpret and construe the ESPP and all offers made under the ESPP and may adopt Non-423 Component sub-plans applicable to particular participating subsidiaries or locations. The decisions of the committee are final and binding upon all parties.

Shares Subject to the ESPP. The common stock subject to issuance under the terms of the ESPP will be shares of the Company’s authorized but unissued shares, previously issued shares reacquired and held by the Company or shares purchased on the open market. The aggregate number of shares that may be issued pursuant the ESPP is 750,000 shares of common stock, subject to adjustment as described below. All shares purchased under the ESPP, regardless of source, will be counted against the 750,000 share limitation.

The closing price of Company common stock on March 21, 2022, the record date for the Annual Meeting, was $24.73 per share.

Eligibility. Each employee of the Company or a participating subsidiary (a) who is customarily employed for at least 20 hours per week for more than five months in a calendar year; (b) who does not own, or hold options to acquire, 5% or more of the total combined voting power or value of our common stock; and (c) who is not employed in a country whose laws or regulations effectively prohibit participation in the ESPP, becomes eligible to participate in the ESPP if they are employed with the Company or participating subsidiary on the day immediately preceding the first day of an enrollment period. An "enrollment period" is a period of time prescribed by the administrator during which eligible employees may elect to participate in a purchase period. The duration and timing of enrollment periods may be changed or modified by the administrator from time to time. A “purchase period” is a period of six months commencing on January 1 and July 1 of each calendar year, or such other period as the administrator may prescribe (provided, that, the duration of a purchase period cannot exceed 27 months). Eligible employees become participants in the ESPP by filing an enrollment form, manner and time established by the administrator. The approximate number of persons eligible to participate in the ESPP is 800.

Plan Participation. Each participant that enrolls in the ESPP is granted a right to purchase shares of Company common stock during the term of the applicable purchase period, effective as of the first trading day of the purchase period or such other trading date designated by the administrator (the “grant date”). Stock purchase rights will in no event give a participant the right to purchase a number of shares during a calendar year in excess of the “maximum share limitation,” which is the number of shares of Company common stock derived by dividing $25,000 by the fair market value of the Company common stock (determined as of the applicable grant date).

A participant in the ESPP may make contributions through payroll deductions of up to 15% of their eligible compensation each pay period, but not less than 1% for any pay period. Contributions are deposited into an account maintained by the Company with the financial institution designated by the administrator for this purpose. Unless a participant elects otherwise, the dollar amount in the participant’s account on the last trading day of the purchase period (“purchase date”) is then used to purchase as many whole shares of Company common stock as the funds in their account will allow, subject to the limitations described above. The purchase price for the stock will be 95% of the lesser of (1) its fair market value on the grant date or (2) its fair market value on the purchase date.

Termination of Employment. Termination of a participant’s employment for any reason immediately cancels their participation in the ESPP. In that event, amounts credited to that participant’s account that have not been used to purchase shares of Company common stock will be refunded to the participant.

Adjustments. In the event of any reorganization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, offering of rights or other similar change in the capital structure of the Company, the committee may make such adjustments in the number, kind and purchase price of the shares available for purchase under the ESPP and in the number of shares which may be issued under the ESPP, subject to the approval of the Board and other requirements set forth in the ESPP.

Amendment and Termination of the Plan. The committee may generally terminate the ESPP at any time with respect to common stock that is not subject to stock purchase rights. The committee may generally amend the ESPP at any time, provided that no change may be made in any outstanding stock purchase right that would materially impair that right without the consent of the participant. If not sooner terminated, the ESPP will automatically terminate when all of the shares of common stock reserved for issuance have been sold.

Withdrawal. A participant may elect to withdraw or sell shares which are held in the participant’s account pursuant to procedures established by the administrator.

Federal Income Tax Treatment

The two subsections below summarize of the principal United States federal income tax consequences to participants and us with respect to participation in the 423 Component of the ESPP and the Non-423 Component of the ESPP. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside.

423 Component of the ESPP. The 423 Component of the ESPP, and the rights of participant employees to make purchases thereunder, qualify for treatment under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares of Company common stock purchased under the ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend on the holding period. If the shares are sold or disposed of more than two years from the first day of the applicable purchase period and more than one year from the date of transfer of the shares to the participant, then the participant generally will recognize ordinary income measured as the lesser of:

a.the excess of the fair market value of the shares at the time of the disposition over the purchase price, or
b.5% of the fair market value of the shares as of first day of the purchase period.

Any additional gain should be treated as long-term capital gain. If the shares are disposed of within the two-year and one-year periods referred to above, the participant will recognize ordinary income generally measured as the difference between the fair market value of the shares on the purchase date over the purchase price. Any additional gain or loss on the sale will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent ordinary income is recognized by participants upon a disposition of shares prior to the expiration of the holding period.

Non-423 Component of the ESPP. The Non-423 Component of the ESPP, and the rights of participant employees to make purchases thereunder, do not qualify for treatment under the provisions of Sections 421 and 423 of the Code. If a purchase right is granted under the Non-423 Component of the ESPP, then to the extent a participant is subject to U.S. federal income tax, the amount equal to the excess (if any) of the fair market value of the shares of Company common stock on the purchase date over the purchase price is taxed as ordinary income at the time of purchase and the participant is subject to all applicable tax withholding requirements. The amount of such ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be subject to capital gain or loss treatment. A capital gain or loss will be long-term if the participant holds the shares for more than one year after the purchase date. Further, the Company may be entitled to a deduction in the year of purchase equal to the amount of ordinary income realized by the participant.

New Plan Benefits

Participation in the ESPP is voluntary and each eligible employee will make their own decision regarding whether and to what extent to participate in the ESPP. Accordingly, the benefits or amounts that will be received by or allocated to our executive officers and other employees under the ESPP are not determinable.

Vote Required

A majority of the votes cast by holders of shares of Company common stock represented at the Annual Meeting and voting "for" or "against" the proposal is required to approve the proposal.

Recommendation of the Board

Our Board recommends a vote FOR the approval of the proposed Sunnova Energy International Inc. Employee Stock Purchase Plan.

PROPOSAL NO. 4
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Audit Committee of our Board has selected PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for fiscal year 2022. Although it is not required to do so, our Board wishes to submit the selection of PricewaterhouseCoopers LLP for ratification by our stockholders at the Annual Meeting as a matter of good corporate governance. Even if this selection is ratified by stockholders at the Annual Meeting, the Audit Committee may in its discretion change the appointment at any time during the year if it determines that such a change would be in the best interests of our stockholders. If our stockholders do not ratify the selection of PricewaterhouseCoopers LLP, the Audit Committee will reconsider its selection. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they wish. They will be available to respond to appropriate questions from stockholders at the Annual Meeting.

During the fiscal years ended December 31, 2021 and 2020, PricewaterhouseCoopers LLP was our independent registered public accounting firm and it provided services in the following categories and amounts:

	Year Ended December 31,
	2021	2020
Audit fees(1)	$2,954,140	$1,914,750
Audit-related fees(2)	508,000	573,675
Tax fees (3)	—	—
All other fees (4)	900	900
Total	$3,463,040	$2,489,325

(1)Audit fees include financial statement audits and reviews under statutory or regulatory requirements and services that generally only the auditor reasonably can provide, including consents for debt and equity issuances and other attest services required by statute or regulation.
(2)Audit related fees consist of assurance and related services that are traditionally performed by the auditor such as comfort letter work in connection with registration statements, including the initial public offering, accounting assistance and due diligence in connection with proposed acquisitions or sales, consultations concerning financial accounting and reporting standards and audits of stand-alone financial statements or other assurance services not required by statute or regulation.
(3)No tax services were provided in either of the reported periods.
(4)All other fees primarily reflect accounting research software license costs.

Audit Committee Pre-Approval Policies and Procedures

Our Audit Committee has established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our Audit Committee is required to pre-approve all audit and non‑audit services performed by our independent registered public accounting firm in order to ensure the provision of such services does not impair the public accountants' independence. All fees paid to PricewaterhouseCoopers LLP for our fiscal years ended December 31, 2021 and 2020 were pre-approved by our Audit Committee.

Vote Required

A majority of the votes cast by holders of shares of Company common stock represented at the Annual Meeting and voting "for" or "against" the proposal is required to approve the proposal.

Recommendation of our Board

Our Board recommends a vote “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

AUDIT COMMITTEE REPORT

Management is primarily responsible for the Company’s financial statements and the reporting process, including the systems of internal controls. PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, is responsible for performing an independent integrated audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board and for issuing a report on those statements and the Company’s effectiveness of internal control over financial reporting. As the Audit Committee, we:

•set the “tone at the top” and promote the importance of a culture that supports the integrity of the financial reporting process within the Company;
•oversee the processes for monitoring auditor independence;
•oversee the financial reporting process and internal control system on behalf of the Board of Directors;
•oversee the implementation of new accounting standards;
•oversee and participate in the resolution of internal control issues, where identified;
•communicate with the outside auditor on matters related to the conduct of the audit and on critical audit matters expected to be described in the auditor’s report; and
•review and understand non-GAAP financial measures, and related company policies and disclosure controls.

The Audit Committee met in person once, with an additional three conference call meetings, during 2021 for a total of four meetings. At various times during the 2021 fiscal year, the Audit Committee met with PricewaterhouseCoopers LLP and the internal auditors, with and without management present.

In the course of fulfilling our oversight responsibilities, we reviewed and discussed the audited financial statements, as well as Management’s Discussion and Analysis, included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, with management and PricewaterhouseCoopers LLP.

This review included a discussion of, among other matters:

•all critical accounting policies followed by the Company;
•the reasonableness of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including the quality of the Company’s accounting principles;
•the integrity and effectiveness of the Company’s disclosure controls;
•the clarity and completeness of financial disclosures;
•the adequacy of internal controls that could significantly affect the Company’s financial statements;
•items that could be accounted for using alternative treatments within GAAP;
•any significant deficiencies in internal control over financial reporting raised by PricewaterhouseCoopers LLP during its audit of the Company’s financial statements and internal control over financial reporting; and
•the potential effects of regulatory and accounting initiatives, as well as any off balance sheet structures, on the Company’s financial statements.

Based on the review and discussions referred to above, we recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s 2021 Form 10-K.

We have discussed with PricewaterhouseCoopers LLP the matters required to be discussed by AS 1301 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board and approved by the SEC.

We have reviewed audit and non-audit fees paid to PricewaterhouseCoopers LLP during 2021. We reviewed and approved the Company’s policies regarding the provision of non-audit services by PricewaterhouseCoopers LLP to the Company and the hiring of employees of PricewaterhouseCoopers LLP by the Company.

We reviewed the independence of PricewaterhouseCoopers LLP from the Company and its management. This review included receipt and review of independence communications from PricewaterhouseCoopers LLP required by the PCAOB’s Rule 3526.

As the Audit Committee, we approved the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm. In connection with that approval, we

•reviewed the scope of an overall plan for the annual audit for 2022;
•approved an estimate of audit related fees to be provided by PricewaterhouseCoopers LLP; and
•considered PricewaterhouseCoopers LLP’s description of their quality control procedures.

Additionally, we

•reviewed the scope of the internal audit plan for 2022;
•reviewed the adequacy of certain financial policies;
•reviewed and discussed the results of meetings of the Company’s Disclosure Committee;
•on a quarterly basis, reviewed the Company’s financial results prior to their public issuance;
•reviewed the Company’s compliance with certain legal and regulatory requirements;
•reviewed the performance of the internal audit function;
•reviewed significant legal developments as described by management of the Company; and
•reviewed all complaints in accordance with the Company’s Whistleblower Policy.

Audit Committee:
C. Park Shaper - Chair
Mark Longstreth
Akbar Mohamed
Michael Morgan
Mary Yang

April 7, 2022

ADDITIONAL INFORMATION

Delinquent Section 16 (a) Reports

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Such persons are required to furnish us with copies of all Section 16(a) reports or forms they file. Based solely on our review of the copies of such forms we have received, and written representations from certain reporting persons that no reports on Form 5 were required for those persons, we believe that, during the period from January 1, 2021 through December 31, 2021, all filing requirements applicable to our officers, directors and stockholders owning greater than 10% of our outstanding common stock were complied with.

Annual Report to Stockholders

Our 2021 Annual Report to Stockholders, which includes a copy of the 2021 Form 10-K containing our consolidated financial statements for the fiscal year ended December 31, 2021, has been furnished to all stockholders, primarily via the Internet and alternatively by mail if requested. The Annual Report is not part of the proxy solicitation material.

Stockholder Proposals

Stockholder Proposals for Inclusion in our 2023 Proxy Statement Materials. Proposals from our stockholders intended to be included in our proxy statement for the 2023 Annual Meeting of Stockholders must be received at our principal executive offices (directed to our Secretary at the address indicated on the first page of this proxy statement) no later than December 8, 2022 and must comply with the requirements of the proxy rules promulgated by the SEC in order to be included in the proxy statement and form of proxy related to that meeting.

Director Nominations for Our 2023 Annual Meeting. Pursuant to the advance notice provision in our bylaws, notice of a director nomination must be received at our principal executive offices (directed to our Secretary at the address indicated on the first page of this proxy statement) during the period beginning January 18, 2023, and ending February 17, 2023.

In addition to satisfying the requirements of our bylaws, to comply with the universal proxy rules under the Exchange Act (once effective), stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 19, 2023.

Other Proposals or Nominations to be Brought before our 2023 Annual Meeting. Pursuant to the advance notice provision in our bylaws, proposals of business and/or nominations of Director candidates from our stockholders that are not intended to be included in our proxy materials for the 2023 Annual Meeting of Stockholders must be received at our principal executive offices (directed to our Secretary at the address indicated on the first page of this proxy statement) during the period beginning January 18, 2023, and ending February 17, 2023.

Other Matters

Management does not intend to bring any other matters before the meeting and has not been informed that any matters are to be presented by others. In the event any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote the proxies under discretionary authority therein in accordance with their judgment on such matters.

Your vote is very important. It is important that your shares be represented. Please take a moment now to vote your proxy over the Internet, by telephone, or by completing and signing the form of proxy and promptly returning it in the envelope provided. We will provide, without charge, upon written request of any stockholder, a copy of our 2021 Annual Report to Stockholders, including consolidated financial statements and financial statement schedules. Please direct such request to the Secretary, Sunnova Energy International Inc., 20 East Greenway Plaza, Suite 540, Houston, Texas 77046, 281-417-0960.

/s/ Walter A. Baker

Walter A. Baker
Executive Vice President, General Counsel
and Secretary
Houston, Texas
April 7, 2022

APPENDIX A

SUNNOVA ENERGY INTERNATIONAL INC.
EMPLOYEE STOCK PURCHASE PLAN

1.Purpose

The Sunnova Energy International Inc. Employee Stock Purchase Plan (the “Plan”) is designed to encourage and assist employees of Sunnova Energy International Inc., a Delaware corporation (“Sunnova”) and Subsidiaries (as defined in Section 4) (hereafter collectively referred to as the “Company”), where permitted by applicable laws and regulations, to acquire an equity interest in Sunnova through the purchase of shares of common stock, par value $0.0001 per share, of Sunnova (“Common Stock”). This Plan includes two components: (a) a component intended to qualify as an “employee stock purchase plan” under Section 423 of the Code (the “423 Component”), the provisions of which shall be construed so as to extend and limit participation in a uniform and nondiscriminatory manner consistent with the requirements of Section 423 of the Code; and (b) a component that does not qualify as an “employee stock purchase plan” under Section 423 of the Code (the “Non-423 Component”), under which the opportunity to purchase shares shall be granted pursuant to rules, procedures or sub-plans adopted by the Administrator (as defined in Section 2 below) designed to achieve tax, securities laws or other objectives for eligible employees, the Company and its participating Subsidiaries (as defined in Section 4 below). For purposes of this Plan, “Code” means the United States Internal Revenue Code of 1986, as amended. Except as otherwise provided in this Plan, the Non-423 Component will operate and be administered in the same manner as the 423 Component. Any reference to “shares” herein shall be deemed to include only full (if applicable) shares of Common Stock, unless the Compensation and Human Capital Committee (the “Committee”) of the Board of Directors of Sunnova (the “Board”) exercises its discretion to determine otherwise.

2.    Administration of the Plan

The Plan shall be administered and interpreted by the Committee, provided that, the Committee may delegate to employees or other committees of the Company (the “Administrator”) its administrative duties under the Plan pursuant to such conditions or limitations as the Committee may establish. The Administrator shall supervise the administration and enforcement of the Plan according to its terms and provisions and shall have all powers necessary to accomplish these purposes and discharge its duties hereunder including, but not by way of limitation, the power to: (i) employ and compensate agents of the Company for the purpose of administering the accounts of participating employees; (ii) construe or interpret the Plan; (iii) determine all questions of eligibility; (iv) compute the amount and determine the manner and time of payment of all benefits according to the Plan; and (v) adopt sub-plans applicable to particular participating Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code.

With respect to actions required by the Committee under the Plan, the Committee may act by decision of a majority of its members at a regular or special meeting of the Committee or by decision reduced to writing and signed by all members of the Committee without holding a formal meeting. The decisions of the Committee shall be final and binding on all persons.

3.    Nature and Number of Shares

The Common Stock subject to issuance under the terms of the Plan shall be shares of Sunnova’s authorized but unissued shares, previously issued shares reacquired and held by Sunnova or shares purchased on the open market. The aggregate number of shares which may be issued under the Plan shall not exceed 750,000 shares of Common Stock. All shares purchased under the Plan, regardless of source, shall be counted against the 750,000 share limitation.

In the event of any reorganization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, offering of rights or other similar change in the capital structure of Sunnova, the Committee may make such adjustment, if any, as it deems appropriate in the number, kind and purchase price of the shares available for purchase under the Plan and in the maximum number of shares which may be issued under the Plan, subject to the approval of the Board and in accordance with Section 19.

4.    Eligibility Requirements

Each “Employee” (as hereinafter defined), except as described in the next following paragraph, shall become eligible to participate in the Plan in accordance with Section 5 during the first “Enrollment Period” (as defined therein) following employment by the Company; provided, however, that such Employee must be employed by Sunnova or a participating Subsidiary on the day immediately preceding the Enrollment Period. Participation in the Plan is voluntary.

The following Employees are not eligible to participate in the Plan:

(i)    Employees who would, immediately upon enrollment in the Plan, own directly or indirectly, or hold options or rights to acquire, an aggregate of five percent (5%) or more of the total combined voting power or value of all outstanding shares of all classes of Sunnova or any Subsidiary (in determining stock ownership of an individual, the rules of Section 424(d) of the Code shall be applied, and the Administrator may rely on representations of fact made to it by the employee and believed by it to be true);

(ii)    Employees who are customarily employed by the Company less than twenty (20) hours per week or less than five (5) months in any calendar year; and

(iii)    In the case of the 423 Component, Employees who are prohibited by the laws and regulations of the nation of their residence or employment from participating in the Plan as determined by the Administrator.

“Employee” shall mean any individual employed by Sunnova or any Subsidiary (as hereinafter defined). “Subsidiary” shall mean any corporation (a) which is in an unbroken chain of corporations beginning with Sunnova if each of the corporations other than the last corporation in the chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain and (b) which has adopted the Plan with the approval of the Committee.

5.    Enrollment

Each eligible Employee of Sunnova or a participating Subsidiary who becomes eligible to participate in the Plan may enroll in the Plan effective as of the first day of the Enrollment Period following the date he or she first meets the eligibility requirements of Section 4. Any eligible Employee not enrolling in the Plan when first eligible may enroll in the Plan effective as of the first day of any subsequent Enrollment Period. Any eligible Employee may enroll or re-enroll in the Plan during an Enrollment Period. "Enrollment Period" shall mean the period of time prescribed by the Administrator during which eligible employees may elect to participate in a Purchase period (as defined in Section 6). The duration and timing of Enrollment Periods may be changed or modified by the Administrator from time to time. In order to enroll, an eligible Employee must complete, sign and submit the appropriate form to the person designated by the Administrator, all of which may be accomplished in electronic format in the form, manner and time established by the Administrator.

6.    Method of Payment

Payment for shares is to be made as of the applicable “Purchase Date” (as defined in Section 9) through payroll deductions on an after-tax basis (with no right of prepayment) over the Plan’s designated purchase period (the “Purchase Period”), with the first such deduction commencing with the first payroll period ending after the Enrollment Period. Each Purchase Period under the Plan shall be a six (6) month period commencing on January 1 and July 1 of each calendar year, or such other period as the Administrator may prescribe. Each participating Employee (hereinafter referred to as a “Participant”) will authorize such deductions from his or her pay for each month during the Purchase Period and such amounts will be deducted in conformity with his or her employer’s payroll deduction schedule. The Committee shall have the authority to change the duration, frequency, start and end dates of Purchase Periods; provided, that, the duration of a Purchase Period cannot exceed twenty-seven (27) months.

Each Participant may elect to make contributions each pay period in amounts not less than one percent (1%) of “Compensation,” not to exceed in any calendar year an annual contribution equal to fifteen percent (15%) of “Compensation” (or such other percentages as the Administrator may establish from time to time before an Enrollment Period for all purchases to occur during the relevant Purchase Period). “Compensation” shall mean the Participant’s base earnings, overtime payments,commissions and cash-based market premiums. In establishing percentages of permitted contributions, the Administrator may take into account the “Maximum Share Limitation” (as defined in Section 8). The rate of contribution shall be designated by the Participant in the enrollment form.

A Participant may elect to increase or decrease the rate of contribution effective as of the first day of an Enrollment Period by giving prior notice to the person designated by the Administrator in the form and manner approved by the Company, provided that a Participant may elect to increase or decrease the rate of contribution once during a Purchase Period. A Participant may suspend payroll deductions at any time during a Purchase Period, by giving prior notice to the person designated by the Administrator in the form and manner approved by the Company. If a Participant elects to suspend the Participant’s payroll deductions, only the balance of the Participant’s account at the time of such election shall be used to purchase shares, which shall be accomplished at the end of a Purchase Period.

A Participant may also elect to withdraw the Participant’s entire contributions for the current Purchase Period at any time by giving prior notice to the person designated by the Administrator in the form and manner approved by the Company. Any Participant who withdraws his or her contributions will receive, as soon as administratively practicable, his or her entire account balance. The Administrator may prescribe terms and conditions for re-enrollment in current or future Purchase Period for any Participant who suspends payroll deductions or withdraws contributions during a Purchase Period.

Except in case of cancellation of election to purchase, death, resignation or other terminating event, the amount in a Participant’s account at the end of the Purchase Period will be applied to the purchase of the shares.

7.    Crediting of Contributions

Contributions shall be deposited into an account maintained by Sunnova with the financial institution designated by the Administrator for this purpose (the “Custodian”) and may be invested in a money market account or such other investment vehicle or vehicles designated by the Administrator for purposes of the Plan. Notwithstanding the existence of any such investment, no interest or earnings on a Participant’s contributions shall be paid to the Participant. Sunnova shall maintain a record of the amount of contributions allocable to each Participant’s account.
8.    Grant of Right to Purchase Shares on Enrollment

Enrollment in the Plan by an Employee as of a date during an Enrollment Period (the Enrollment Date") will constitute the grant, as of the Grant Date, by the Company to the Participant of the right to purchase shares of Common Stock under the Plan. Re-enrollment by a Participant in the Plan will constitute a grant by the Company to the Participant of a new opportunity to purchase shares on the Enrollment Date on which such re-enrollment occurs. A Participant who has not (a) terminated employment, (b) withdrawn his or her contributions from the Plan, or (c) notified the Company, in the form and manner designated by the Company, by such date as the Company shall establish (which date shall not be later than the last day of the Purchase Period), of his or her election to withdraw his or her payroll deductions as of the last day of the Purchase Period will have shares of Common Stock purchased for him or her on the applicable Purchase Date, and the Participant will automatically be re-enrolled in the Plan effective as of the first day of the Enrollment Period immediately following the Purchase Date on which such purchase has occurred, unless each Participant notifies the person designated by the Administrator in the form and manner approved by the Company that he or she elects not to re-enroll.

Each right to purchase shares of Common Stock under the Plan during a Purchase Period shall have the following terms:

(i)    the right to purchase shares of Common Stock during a particular Purchase Period shall expire on the earlier of: (A) the completion of the purchase of shares on the Purchase Date occurring in the Purchase Period, or (B) the date on which participation of such Participant in the Plan terminates for any reason;

(ii)    payment for shares purchased will be made only through payroll withholding and the crediting of other amounts, if applicable, in accordance with Sections 6 and 7;

(iii)    purchase of shares will be accomplished only in accordance with Section 9;

(iv)    the price per share will be determined as provided in Section 9;

(v)    the right to purchase shares (taken together with all other such rights then outstanding under this Plan and under all other similar employee stock purchase plans of Sunnova or any Subsidiary) will in no event give the Participant the right to purchase a number of shares during a calendar year in excess of the number of shares of Common Stock derived by dividing $25,000 by the fair market value of the Common Stock (the “Maximum Share Limitation”) on the applicable Grant Date determined in accordance with Section 9;

(vi)    the right to purchase shares will in all respects be subject to the terms and conditions of the Plan, as interpreted by the Administrator from time to time;

(vii)    Sunnova and the Custodian can agree to limitations on the transfer, gift, or margin of shares held with the Custodian. Such limitations, if any, shall apply to such shares; and

(viii)    the individual or committee delegated by the Committee from time to time, may establish and announce to Participants prior to a Purchase Period a maximum number of shares of Common Stock that may be purchased by a Participant during the Purchase Period.

9.    Purchase of Shares

The right to purchase shares of Common Stock granted by Sunnova under the Plan is for the term of a Purchase Period. The fair market value of the Common Stock (“Fair Market Value”) to be purchased during such Purchase Period will be, as of the first trading day of the Purchase Period or such other trading date designated by the Administrator (the “Grant Date”), the closing price of the Common Stock on the New York Stock Exchange during regular trading hours or, if the Common Stock is traded over-the-counter or on another national securities exchange, such price or exchange as designated by the Administrator. The Fair Market Value of the Common Stock will again be determined in the same manner on the last trading day of the Purchase Period or such other trading date designated by the Administrator (the “Purchase Date”); however, in no event shall the

Administrator, in the exercise of its discretion, designate a Purchase Date beyond twenty-seven (27) months from the related Grant Date or, with respect to the 423 Component, otherwise fail to meet the requirements of Section 423(b)(7) of the Code. These dates constitute the date of grant and the date of exercise for valuation purposes of Section 423 of the Code.

As of the Purchase Date, the Administrator shall apply the funds then credited to each Participant’s account to the purchase of full shares of Common Stock (and fractional shares of Common Stock if authorized by the Administrator in its sole discretion). The cost to the Participant for the shares purchased during a Purchase Period shall be the lower of:

(i)    ninety-five percent (95%) of the Fair Market Value of Common Stock on the Grant Date; or

(ii)    ninety-five percent (95%) of the Fair Market Value of Common Stock on the Purchase Date.

As soon as administratively feasible after the Purchase Date, the Company will arrange for the delivery to each Participant in his or her brokerage account at the Custodian the shares of Common Stock purchased under the Plan by each such Participant. Shares of Common Stock to be delivered hereunder will be registered in the name of the Participant. Notwithstanding the foregoing, Participants shall be treated as the record owners of their shares effective as of the Purchase Date. Any cash equal to less than the price of a whole share of Common Stock shall be credited to a Participant’s account on the Purchase Date and carried forward in his or her account for application during the next Purchase Period. Any Participant (i) who purchases shares at the end of a Purchase Period and is not re-enrolled in the Plan for the next Purchase Period or (ii) who withdraws his or her contributions from the Plan prior to the next Purchase Date will receive any cash remaining in his or her account and delivery of the number of shares held in his or her account provided that the Participant has notified the Custodian or such other designated bank or financial institution, in the appropriate manner, of the Participant’s election to receive such delivery. Such Participant may elect to receive delivery of the remaining number of shares held in the Participant’s account upon such Participant’s termination of employment by giving the appropriate notice to the Custodian or such other designated bank or financial institution. Any Participant who terminates employment will receive a cash refund attributable to amounts equal to less than the price of a whole share, and any accumulated contributions and may receive delivery of the number of full shares held in his or her account by giving notice to the Custodian or such other designated bank or financial institution, in the appropriate manner, of the Participant’s election to receive such delivery.

If for any reason the purchase of shares with a Participant’s allocations to the Plan exceeds or would exceed the Maximum Share Limitation, such excess amounts shall be refunded to the Participant as soon as practicable after such excess has been determined to exist.

If as of any Purchase Date the shares authorized for purchase under the Plan are exceeded, enrollments shall be reduced proportionately to eliminate the excess. Any funds in a Participant’s account (other than amounts not applicable to the purchase of shares) that cannot be applied to the purchase of shares due to excess enrollment shall be refunded as soon as administratively feasible.

10.    Withdrawal of Shares and Sale of Shares

A Participant may elect to withdraw or sell shares which are held in the Participant’s account pursuant to procedures established by the Administrator and approved by the Custodian.

11.    Termination of Participation

The right to participate in the Plan terminates immediately when a Participant ceases to be employed by the Company for any reason whatsoever (including death, unpaid disability or when the Participant’s employer ceases to be a Subsidiary) or the Participant otherwise becomes ineligible.

Participation also terminates immediately when the Participant voluntarily withdraws the Participant’s contributions from the Plan. Participation terminates immediately after the Purchase Date if the Participant is not re-enrolled in the Plan for the next Purchase Period or if the Participant has suspended payroll deductions during any Purchase Period and has not re-enrolled in the Plan for the next Purchase Period. As soon as administratively feasible after termination of participation, the Participant or, if applicable, the Participant’s beneficiary or legal representative, shall be entitled to receive (i) payment of all cash amounts credited to the Participant’s account, determined in accordance with Section 7, (ii) payment of the net proceeds of the sale of fractional shares, if any, held in the Participant’s account, and (iii) delivery of the number of whole shares held in the Participant’s account to be delivered to the Participant or, if applicable, the Participant’s beneficiary or legal representative, provided that such Participant, beneficiary or legal representative has given notice, in the appropriate manner, to the Custodian or such other designated bank or financial institution of his or her election to receive such delivery. For purposes of the Plan, a Participant is not deemed to have terminated employment if the Participant transfers employment from Sunnova to a Subsidiary, or vice versa, or transfers employment between Subsidiaries.

12.    Unpaid Leave of Absence

Unless the Participant has voluntarily withdrawn his or her contributions from the Plan, shares will be purchased for his or her account on the Purchase Date next following commencement of an unpaid leave of absence by such Participant, provided such leave does not constitute a termination of employment. The number of shares to be purchased will be determined by applying to the purchase the amount of the Participant’s contributions made up to the commencement of such unpaid leave of absence, determined in accordance with Section 7. If the Participant’s unpaid leave of absence both commences and terminates during the same Purchase Period and the Participant has resumed eligible employment prior to the Purchase Date related to that Purchase Period, he or she may also resume payroll deductions immediately, and shares will be purchased for him or her on such Purchase Date as otherwise provided in Section 9.

13.    Designation of Beneficiary

Each Participant may designate to the Custodian in writing one or more beneficiaries of a Participant’s benefits under this Plan in the event of death, and the Participant may, in his or her sole discretion, change such designation at any time by notifying the Custodian in writing. Oral designations shall not be acceptable. Any such written designation shall be effective upon receipt by the person designated by the Administrator and shall control over any disposition by will or otherwise. Notifications received after a Participant’s death shall not be valid.

As soon as administratively feasible after the death of a Participant, amounts credited to the Participant’s account, determined in accordance with Section 7, shall be paid in cash and any shares shall be delivered to the Participant’s designated beneficiaries or, in the absence of such designation, to the executor, administrator or other legal representative of the Participant’s estate provided that such person or persons has or have given notice to the Custodian or such other designated bank or financial institution, in the appropriate manner, of his or her election to receive such delivery. Such payment shall relieve the Company of further liability to the deceased Participant with respect to the Plan. If more than one beneficiary is designated, each beneficiary shall receive an equal portion of the account unless the Participant has given express contrary instructions.

14.    Assignment

Except as provided in Section 13, the rights of a Participant under the Plan will not be assignable or otherwise transferable by the Participant, other than by will or the laws of descent and distribution or pursuant to a “qualified domestic relations order,” as defined in Section 414(p) of the Code. No purported assignment or transfer of such rights of a Participant under the Plan, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the purported assignee or transferee any interest or right therein whatsoever, but immediately upon such assignment or transfer, or any attempt to make the same, such rights shall terminate and become of no further effect. If this provision is violated, the Participant’s election to purchase Common Stock shall terminate, and the only obligation of the Company remaining under the Plan will be to pay to the person entitled thereto the amount then credited to the Participant’s account. No Participant may create a lien on any funds, securities, rights or other property held for the account of the Participant under the Plan, except to the extent that there has been a designation of beneficiaries in accordance with the Plan, and except to the extent permitted by will or the laws of descent and distribution if beneficiaries have not been designated. A Participant’s right to purchase shares under the Plan shall be exercisable only during the Participant’s lifetime and only by the Participant.

15.    Costs

All costs and expenses incurred in administering this Plan shall be paid by the Company. Any brokerage fees for the sale of shares purchased under the Plan shall be paid by the Participant.

16.    Reports

At the end of each Purchase Period, Sunnova shall provide or cause to be provided or made available to each Participant a report of his or her contributions, including any other amounts earned and accruing to such Participant in accordance with the terms herein, and the number of whole shares of Common Stock purchased with such contributions by that Participant on each Purchase Date.

17.    Equal Rights and Privileges

All eligible Employees participating in the 423 Component shall have equal rights and privileges with respect to the Plan so that the Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and related regulations. With respect to the 423 Component, any provision of the Plan which is inconsistent with Section 423 or any successor provision of the Code shall without further act or amendment by the Company be reformed to comply with the requirements of Section 423. This Section 17 shall take precedence over all other provisions in the Plan.

18.    Rights as Shareholders

A Participant will have no rights as a stockholder under the election to purchase until the Participant becomes a stockholder as herein provided. A Participant will become a stockholder with respect to shares for which payment has been completed as provided in Section 9 at the close of business on the last business day of the Purchase Period.

19.    Modification and Termination

The Plan may be amended or terminated at any time insofar as permitted by law, except that any provisions of the Plan that constitute a formula award for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 (“Rule 16b-3”) may not be amended more than once every six (6) months, other than to comport with changes in the Code or the rules thereunder, unless otherwise permitted under Rule 16b-3. Amendments to and termination of the Plan may be accomplished by action of the Committee subject to the provisions of Section 2. Notwithstanding the prior sentence or anything else contained herein, no amendment shall be effective without Committee resolution unless within one (1) year after it is adopted by the Committee it is approved by the holders of Sunnova’s outstanding shares:

(i)    if and to the extent such amendment is required to be approved by shareholders to continue the exemption provided for in Rule 16b-3 (or any successor provision); or

(ii)    if and to the extent such amendment is required to be approved by shareholders in order to cause the rights granted under the Plan to purchase shares of Common Stock to meet the requirements of Section 423 of the Code (or any successor provision).

In its sole discretion, the Board or the Committee may cease operations under the Plan, freeze the Plan, or suspend purchases under the Plan at any time (including during a Purchase Period) and for any length of time as it may deem advisable. No suspension shall operate to (i) reduce any amounts previously allocated to a Participant’s account or (ii) reduce a Participant’s rights with respect to shares of Common Stock previously purchased and held on the Participant’s behalf under the Plan. If the Board or Committee determines to suspend the Plan, all funds contributed under the Plan (determined in accordance with Section 7) that have not been used to purchase shares of Common Stock shall be returned to the Participants without interest as soon as administratively feasible.

The Plan shall terminate after all Common Stock issued under the Plan has been purchased, unless terminated earlier by the Committee or unless additional Common Stock is issued under the Plan with the approval of the shareholders. In the event the Plan is terminated, the Committee may elect to terminate all outstanding rights to purchase shares under the Plan either immediately or upon completion of the purchase of shares on the next Purchase Date, unless the Committee has designated that the right to make all such purchases shall expire on some other designated date occurring prior to the next Purchase Date. If the rights to purchase shares under the Plan are terminated prior to expiration, all funds contributed to the Plan which have not been used to purchase shares shall be returned to the Participants as soon as administratively feasible, which funds shall be determined in accordance with Section 7.

20.    Effective Date

The Plan shall be effective as of May 18, 2022, subject to stockholder approval of the Plan.

21.    Governmental Approvals or Consents

This Plan and any offering or sale made to Employees under it are subject to any governmental approvals or consents that may be or become applicable in connection therewith. Subject to the provisions of Section 19, the Committee may make such changes in the Plan and include such terms in any offering under the Plan as may be desirable to comply with the rules or regulations of any governmental authority.

22.    Listing of Shares and Related Matters

If at any time the Board or the Committee shall determine, based on opinion of legal counsel, that the listing, registration or qualification of the shares covered by the Plan upon any national securities exchange or reporting system or under any state or federal law is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares under the Plan, no shares will be sold, issued or delivered unless and until such listing, registration or qualification shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to legal counsel.

23.    Employment Rights

The Plan shall neither impose any obligation on Sunnova or on any Subsidiary to continue the employment of any Participant, nor impose any obligation on any Participant to remain in the employ of Sunnova or of any Subsidiary.

24.    Withholding of Taxes

The Administrator may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with the purchase of Common Stock under the Plan.

25.    Governing Law

This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas.

26.    Other Provisions

The agreements to purchase shares of Common Stock under the Plan shall contain such other provisions as the Administrator shall deem advisable, provided that no such provision shall in any way be in conflict with the terms of the Plan.

SUNNOVA ENERGY INTERNATIONAL INC.
EMPLOYEE STOCK PURCHASE PLAN

APPENDIX A
NON-423 SUB-PLAN FOR EMPLOYEES IN PUERTO RICO

1.General

(i)    The Compensation and Human Capital Committee of Sunnova Energy International Inc. (the “Company”) has established the Sunnova Energy International Inc. Employee Stock Purchase Plan (the “Plan”) for the benefit of eligible employees of the Company and its participating Subsidiaries. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan.

(ii)    Section 2 of the Plan specifically authorizes the Administrator to adopt sub-plans applicable to particular participating Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code.

(iii)    The Administrator has established this Non-423 Subplan for Employees in Puerto Rico (the “Puerto Rico Sub-Plan”) pursuant to Section 2 of the Plan. The Puerto Rico Sub-Plan is intended to be part of the Non-423 Component of the Plan.

(iv)    The provisions of the Plan are hereby incorporated into the terms of this Sub-Plan by reference as if set forth herein in their entirety. The application of the provisions under Section 13 of the Plan regarding beneficiary designation, however, will control to the extent they are not contrary to the forced heirship provisions under Act 55-2020, known as the New Civil Code of Puerto Rico.

(v)    The terms of this Puerto Rico Sub-Plan shall govern any shares of Common Stock or rights to purchase shares of Common Stock issued or granted to Puerto Rico Sub-Plan Employees (as defined below) under this Puerto Rico Sub-Plan. Puerto Rico Sub-Plan Employees shall be eligible to participate only in the Puerto Rico Sub-Plan and shall not be entitled to participate in the 423 Component of the Plan.

2.    Definitions.

For the purposes of this Puerto Rico Sub-Plan:

“Puerto Rico Sub-Plan” has the meaning given to it in Section 1(iii) above.

"Puerto Rico Sub-Plan Employees” means employees of Sunnova Energy Puerto Rico, LLC that would otherwise satisfy the eligibility requirements of Section 4 of the Plan.

“Plan” has the meaning given to it in Section 1(i) above.

3.    Payment of Purchase Price; Payroll Deductions; Issuance of Shares.

The Administrator may establish special rules and procedures for employees in Puerto Rico related to the payment of the purchase price, the accumulation and remittance of payroll deductions or other contributions and the issuance and sale of shares of Common Stock, as well as any other special rules and procedures as are necessary or advisable for the administration of the Puerto Rico Sub-Plan.

4.    Taxes.

At the time an employee’s purchase right is exercised, the employee will make adequate provision for any tax-related costs (i.e., income tax, social insurance, payroll tax). In its sole discretion, and except as otherwise determined by the Company, the Company may satisfy its obligation to withhold taxes by (a) withholding from the employee’s wages or other compensation, (b) withholding a sufficient whole number of shares otherwise issuable following purchase having an aggregate fair market value sufficient to pay the tax related costs required to be withheld with respect to the shares, or (c) withholding from proceeds from the sale of shares issued upon purchase, either through a voluntary sale or a mandatory sale arranged by the Company.

5.    Amendment; Termination.

Subject to the terms of the Plan, the Administrator reserves the right to amend or terminate the Puerto Rico Sub-Plan, as contained herein, at any time.

PROXY

SUNNOVA ENERGY INTERNATIONAL INC.
ANNUAL MEETING OF STOCKHOLDERS
MAY 18, 2022, 9:00 AM
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert L. Lane and Walter A. Baker, or either of them, as proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock, par value $0.0001 per share, of Sunnova Energy International Inc., held of record by the undersigned as of the close of business on March 21, 2022, at the Annual Meeting of Stockholders to be held on May 18, 2022 or any adjournment or postponement thereof.

VOTING
Internet - go to www.proxypush.com/NOVA; cast your vote online; view Meeting Documents; or Telephone - 866-390-5419; use any touch-tone telephone; have your Proxy Card/Voting Instruction Form ready; follow the simple recorded instructions; or
Mail - mark, sign and date your Proxy Card/Voting Instruction Form, detach your Proxy Card/Voting Instruction Form; return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

1.    To elect the following Class III director nominees:

ANNE SLAUGHTER ANDREW

☐ FOR	☐ WITHHOLD

AKBAR MOHAMED

☐ FOR	☐ WITHHOLD

MARY YANG

☐ FOR	☐ WITHHOLD

2.    To approve, in a non-binding advisory vote, the compensation of our named executive officers.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.     To approve the Sunnova Energy International Inc. Employee Stock Purchase Plan

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.    To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2022:

☐ FOR	☐ AGAINST	☐ ABSTAIN

5.    To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors of the Company recommends a vote FOR all nominees for director and FOR proposals 2, 3 and 4.
(see reverse side)

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR all nominees for director, and FOR proposal 2. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign and return this card.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 18, 2022.
A COPY OF THE PROXY STATEMENT, THIS FORM OF PROXY, AND THE SUNNOVA ENERGY INTERNATIONAL INC. 2021 ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT WWW.PROXYDOCS.COM/NOVA.

If no direction is made, the Proxy will be voted in accordance with our Board of Directors’ recommendations.

Please sign exactly as name appears hereon.

SIGNATURE (Please sign within box)                    DATE

SIGNATURE (Joint Owners)                        DATE

NOTE: When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Joint owners should each sign personally. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.